SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to Section 240.14a-12

DDi Corp.

(Name of Registrant As Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DDi Corp.

1220 Simon Circle

Anaheim, California 92806

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

We cordially invite you to attend our 2004 Annual Meeting of Stockholders. This Annual Meeting will be held at 10:00 a.m., California time, on Wednesday, May 26, 2004, at the corporate headquarters of DDi Corp. located at 1220 Simon Circle, Anaheim, California 92806, for the following purposes:

1.	To consider a proposal to elect seven directors to the Company’s Board of Directors to hold office for a term of one year and until their respective successors are elected and qualified.

2.	To consider a proposal to approve, in accordance with Rule 4350(i) of the Nasdaq Stock Market, the potential issuance of more than 19.9% of the shares of the Company’s common stock (a) upon conversion of the Series B-1 and Series B-2 Preferred Stock of the Company; (b) as payment for dividends on the Series B-1 and Series B-2 Preferred Stock of the Company; and (c) upon redemption of the Series B-1 and Series B-2 Preferred Stock of the Company, all in accordance with the Company’s Certificate of Designation of Series B Preferred Stock filed by the Company in connection with a March 2004 financing transaction in which the Company received gross proceeds of $61 million through the sale of its Series B-1 Preferred Stock and Series B-2 Preferred Stock to eleven institutional investors.

3.	To consider a proposal to approve the Company’s 2003 Directors Equity Incentive Plan.

4.	To consider a proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors.

5.	To transact such other business as may properly come before this Annual Meeting or any adjournment thereof.

The Board of Directors has nominated Robert J. Amman, David Blair, Robert Guezuraga, Jay B. Hunt, Andrew E. Lietz, Bruce D. McMaster and Carl R. Vertuca, Jr. as the nominees for election to the Board of Directors.

The Board of Directors has fixed the close of business on April 14, 2004, as the record date for the determination of stockholders entitled to notice of, and to vote at, this Annual Meeting.

You are cordially invited to be present and to vote at this Annual Meeting in person. However, you are also requested to sign, date and return the enclosed proxy in the enclosed postage-paid and addressed envelope, whether or not you expect to attend. In the event you have returned a signed proxy, but elect to attend this Annual Meeting and vote in person, you will be entitled to vote.

By Order of the Board of Directors,

Timothy J. Donnelly

Secretary

Anaheim, California

April 30, 2004

DDi Corp.

1220 Simon Circle

Anaheim, California 92806

PROXY STATEMENT

The Board of Directors of DDi Corp. (the “Company”) is soliciting proxies to be voted at the Annual Meeting of Stockholders of the Company to be held on Wednesday, May 26, 2004, at the corporate headquarters of DDi Corp. located at 1220 Simon Circle, Anaheim, California 92806, at 10:00 a.m., California time, and at any adjournments thereof (the “Annual Meeting” or the “Meeting”), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders and described herein. This Proxy Statement describes issues on which the Company would like you, as a stockholder, to vote. It also gives you information on these issues so that you can make an informed decision. The approximate date on which this Proxy Statement and the enclosed form of proxy are first being sent or given to stockholders is May 3, 2004.

VOTING RIGHTS AND SOLICITATION OF PROXIES

Who May Vote

The Board of Directors of the Company (the “Board of Directors” or the “Board”) has fixed the close of business on April 14, 2004, as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting (the “Record Date”). The Company has four outstanding classes of stock: (a) common stock, par value $0.001 per share (“Common Stock”); (b) Series A Preferred Stock, par value $0.001 per share (“Series A Preferred”); (c) Series B-1 Preferred Stock, par value $0.001 per share (“Series B-1 Preferred”); and (d) Series B-2 Preferred Stock, par value $0.001 per share (“Series B-2 Preferred”). When we use the term “Preferred Stock” on this proxy statement, we are referring to the Series A Preferred, the Series B-1 Preferred and the Series B-2 Preferred collectively.

Common Stock.    At the Record Date, 26,064,255 shares of Common Stock were outstanding. Each share of Common Stock entitles its record holder on the Record Date to one vote on all matters.

Series A Preferred.    At the Record Date, 1,000,000 shares of Series A Preferred, were outstanding. Each share of Series A Preferred entitles its record holder to 1/100 of a vote on all matters.

Series B-1 Preferred.    At the Record Date, 147,679 shares of Series B-1 Preferred were outstanding. Each share of Series B-1 Preferred entitles its record holder to four votes on all matters, except that the Series B-1 Preferred shall have no right to vote on Proposal 2.

Series B-2 Preferred.    At the Record Date, 1,139,238 shares of Series B-2 Preferred were outstanding. Each share of Series B-2 Preferred entitles its record holder to four votes on all matters, provided, however, that no holder of Series B-2 Preferred has the right to vote on Proposal 2 or to vote such holder’s shares of Series B-2 Preferred, to the extent that, upon giving effect to such voting power, the aggregate number of shares of Common Stock beneficially owned by such holder and its affiliates would exceed 4.99% (or 9.99% if such holder has made an election to be subject to the higher limit more than 60 days prior to the Record Date) of the total outstanding shares of Common Stock.

How To Vote

The Company encourages you to vote promptly. If you are a record holder, you may vote in one of the following ways. If you hold your shares in street name, you should instruct your broker to vote your shares, following the directions provided by your broker. On proposals 2 and 3, your broker will vote your shares only if you provide your broker with instructions on how to vote. If you fail to instruct your broker, your shares will not be voted and will be treated as broker non-votes.

By Mail.    If you are a holder of record, you can vote by marking, dating and signing your proxy card and returning it by mail in the enclosed postage-paid envelope.

By Telephone.    If you are located in the U.S., you can vote your proxy by calling the toll-free telephone number on the enclosed proxy card. You may vote your proxy by telephone 24 hours a day through 11:59 p.m. Eastern Time, on Tuesday, May 25, 2004. The telephone voting system has easy-to-follow instructions and allows you to confirm that the system has properly recorded your votes.

By Internet.    You can also vote your proxy by the Internet. The enclosed proxy card indicates the website you may access for Internet voting. You may vote your proxy by the Internet 24 hours a day through 11:59 p.m. Eastern Time, on Tuesday, May 25, 2004. As with telephone voting, you will be able to confirm that the system has properly recorded your votes. You may incur costs such as telephone and Internet access charges if you vote by the Internet.

At the Annual Meeting.    The way you vote your shares now will not limit your right to change your vote at the Annual Meeting if you attend in person. If you hold your shares in street name, you must obtain a proxy, executed in your favor, from the holder of record if you wish to vote these shares at the Meeting.

Revocability of Proxy

You may revoke your proxy prior to its exercise. You may do this by (a) delivering to the Secretary of the Company, Timothy J. Donnelly, at or prior to the Annual Meeting, an instrument of revocation or another proxy bearing a date or time later than the date or time of the proxy being revoked, (b) providing subsequent telephone or internet voting instructions or (c) voting in person at the Annual Meeting. Mere attendance at the Annual Meeting will not serve to revoke your proxy.

How Your Shares Will Be Voted

All proxies received and not revoked will be voted as directed. If no directions are specified, such proxies will be voted “FOR”

•	election of the Board’s nominees to the Board Directors;

•	approval, in accordance with Rule 4350(i) of the Nasdaq Stock Market, the potential issuance of more than 19.9% of the shares of the Company’s common stock (a) upon conversion of the Series B-1 and Series B-2 Preferred Stock of the Company; (b) as payment for dividends on the Series B-1 and Series B-2 Preferred Stock of the Company; and (c) upon redemption of the Series B-1 and Series B-2 Preferred Stock of the Company, all in accordance with the Company’s Certificate of Designation of Series B Preferred Stock filed by the Company in connection with a March 2004 financing transaction in which the Company received gross proceeds of $61 million through the sale of its Series B-1 Preferred Stock and Series B-2 Preferred Stock to eleven institutional investors;

•	approval of the Company’s 2003 Directors Equity Incentive Plan; and

•	ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors.

With respect to the election of directors only, stockholders may vote in favor of all nominees or withhold their votes as to all nominees or withhold their votes as to specific nominees. As to any other business which may properly come before the Annual Meeting, the persons named in such proxies will vote in accordance with their best judgment, although the Company does not presently know of any other such business.

Voting, Quorum and Broker Non-Votes

Shares of Common Stock and Preferred Stock will be counted as present at the Annual Meeting if the stockholder is present and votes in person at the Meeting or has properly submitted a proxy card. Shares representing a majority of the voting power of the Company’s outstanding shares of Common Stock and Preferred Stock entitled to vote as of the Record Date must be present at the Annual Meeting in order to hold the Meeting and conduct business. This is called a quorum. Abstentions and non-votes will be counted for purposes of determining the existence of a quorum at the Annual Meeting. The seven nominees receiving the highest number of votes “FOR” a director will be elected as directors. This number is called a plurality. The affirmative vote of a majority of the voting power represented by the shares of Common Stock and Series A Preferred Stock present in person or by proxy at the Annual Meeting and entitled to vote on Proposal 2, voting together as a single class, is required for the adoption of Proposal 2. The affirmative vote of a majority of voting power represented by the shares of Common Stock and Preferred Stock present in person or by proxy at the Annual Meeting and entitled to vote on each other proposal (other than the election of directors), voting together as a single class, is required for the adoption of each such proposal. Abstentions will be counted as votes against any of the proposals as to which a stockholder abstains, but non-votes will have no effect on the voting with respect to any proposal as to which there is a non-vote. A non-vote may occur when a nominee holding shares of Common Stock or Preferred Stock for a beneficial owner does not vote on a proposal because such nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

Expenses and Method of Solicitation

The expenses of soliciting proxies for the special meeting are to be paid by the Company. Solicitation of proxies may be made by means of personal calls upon, or telephonic or telegraphic communications with, shareholders or their personal representatives by directors, officers, employees and consultants of the Company who will not be specially compensated for such services. Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding this Proxy Statement to shareholders whose Common Stock or Preferred Stock is held of record by such entities. In addition, the Company has retained the services of Mellon Shareholder Services, LLC to assist in soliciting proxies in connection with the Annual Meeting for which services the Company will pay a fee expected to be approximately $15,000, plus out-of-pocket expenses.

Nominations for Directors for Annual Meeting

The Bylaws of the Company (the “Bylaws”) set forth certain procedures relating to the nomination of directors (the “Nomination Bylaw”) and no person will be eligible for election as a director unless nominated in accordance with the provisions of the Nomination Bylaw. Under the terms of the Nomination Bylaw, to be timely for the Annual Meeting, a stockholder’s notice must have been delivered to or mailed and received at the principal executive offices of the Company by no later than March 4, 2004. The Company did not receive any director nominations for the Annual Meeting under the Nomination Bylaw. The presiding officer of the Annual Meeting will, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by the Nomination Bylaw, and if he should so determine, he will so declare to the Meeting and the defective nomination will be disregarded. Notwithstanding the provisions of the Nomination Bylaw, a stockholder also must comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in the Nomination Bylaw. For information related to application of the Nomination Bylaw for the 2005 Annual Meeting, see the discussion in this Proxy Statement under the caption “Submission of Stockholder Proposals and Director Nominations for the 2005 Annual Meeting.”

Stockholder Proposals for the Annual Meeting

The Bylaws set forth certain procedures relating to the procedures for properly bringing business before an annual meeting of the stockholders (the “Stockholder Proposal Bylaw”). Under the terms of the Stockholder Proposal Bylaw, to be timely for the Annual Meeting, a stockholder must have delivered a notice regarding a proposal delivered to the principal executive offices of the Company by no later than March 4, 2004. The Company did not receive any stockholder proposals for the Annual Meeting pursuant to the Stockholder Proposal Bylaw. The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of the Stockholder Proposal Bylaw, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. For information related to the application of the Stockholder Proposal Bylaw for the 2005 Annual Meeting, see the discussion in this Proxy Statement under the caption “Submission of Stockholder Proposals and Director Nominations for the 2005 Annual Meeting.”

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information about the beneficial ownership of our Common Stock and Preferred Stock as of the record date by:

•	each person known by us to own beneficially more than 5% of the voting power of our outstanding Common Stock and each series of Preferred Stock;

•	each of our current directors;

•	our chief executive officer and the other officers named in the Summary Compensation Table set forth under the caption “Compensation of Executive Officers” (we refer to these officers as the “Named Executive Officers”); and

•	all of our current directors and executive officers as a group.

The Company is not aware of any holder beneficially owning more than 5% of the voting power of our outstanding Series A Preferred. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission based upon voting or investment power over the securities. None of the Company’s officers or directors beneficially owns any shares of Preferred Stock.

Shares and percentages beneficially owned are based upon the number of shares of Common Stock and Preferred Stock outstanding on the record date, together with options, warrants or other convertible securities that are exercisable for such respective securities within 60 days of the record date for each stockholder. Under the rules of the Securities and Exchange Commission, beneficial ownership includes shares over which the named stockholder exercises voting and/or investment power. Shares of Common Stock or Preferred Stock subject to options, warrants or other convertible securities that are currently exercisable or will become exercisable within 60 days of the record date are deemed outstanding for computing the respective percentage ownership of the person holding the option, warrant or other convertible security, but are not deemed outstanding for purposes of computing the respective percentage ownership of any other person. Unless otherwise indicated in the footnotes below, we believe that the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to applicable community property laws. The inclusion of shares in the table does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of the shares.

	Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	Right to Acquire	Percent of Outstanding Shares
Common Stock

Principal Stockholders:
Citigroup Global Markets Holdings Inc.(2) 338 Greenwich Street New York, NY 10013	3,765,599	—	14.4%

FMR Corp.(3) 82 Devonshire Street Boston, MA 02109	2,707,000	—	10.4%

Symphony Asset Management LLC(4) Nuveen Investments, Inc. Nuveen Investments Holdings, Inc. 555 California Street, Suite 2975 San Francisco, CA 94104	2,371,267	—	9.1%

Amaranth LLC (5) c/o Amaranth Advisors L.L.C. One American Lane Greenwich, CT 06831	1,607,872	590,716	8.2%

Courage Capital Management, LLC(6) 4400 Harding Road Nashville, TN 37205	1,940,018	—	7.4%

Pacific Edge Investment Management, LLC(7) 100 Hamilton Avenue, Suite 100 Palo Alto, CA 94301	1,679,075	—	6.4%

Deutsche Bank AG(8) Taunusanlage 12, D-60325 Frankfurt am Main Federal Republic of Germany	1,434,274	—	5.5%

Named Executive Officers and Directors:
Bruce McMaster	287,059	149,701	1.7%
Joseph Gisch	55,000	34,931	*
David Blair	61,700	39.920	*
Michael Moisan	80,071	39,920	*
Timothy Donnelly	40,000	19,960	*
Terry Wright	25,000	13,307	*
Robert J. Amman	—	—	—
Robert Guezuraga	—	—	—
Jay B. Hunt	—	—	—
Andrew E. Lietz	—	—	—
Carl R. Vertuca, Jr.	—	—	—
All Executive Officers and Directors as a Group (12 persons)	582,430	324,352	3.4%

	Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	Right to Acquire	Percent of Outstanding Shares

Series B-1 Preferred Stock
Principal Stockholder:
Isotope Limited c/o Amaranth LLC One America Lane Greenwich, CT 06831	147,679	—	100.0%

Series B-2 Preferred Stock
Principal Stockholders:
Capital Ventures International 401 City Ave., Ste. 220 Bala Cynwyd, PA 19004	63,291	—	5.6%

Topaz Partners c/o Jemmco Capital Corp. 600 Third Ave., 11th Fl. New York, NY 10022	63,291	—	5.6%

Manchester Securities Corporation 712 Fifth Ave., 35th Fl. New York, NY 10017	210,970	—	18.5%

Deutsche Bank, AG London Branch c/o QVT Financial LP 527 Madison Ave., 8th Fl. New York, NY 10022	421,940	—	37.0%

Portside Growth and Opportunity Fund(9) c/o Ramius Capital Group LLC 666 Third Ave., 26th Fl. New York, NY 10017	210,970	—	18.5%

RCG Latitude Master Fund Ltd.(10) c/o Ramius Capital Group LLC 666 Third Ave., 26th Fl. New York, NY 10017	105,485	—	9.3%

*	Represents beneficial ownership of less than 1% of the outstanding shares of common stock.

(1)	Unless otherwise indicated, the address of each beneficial owner listed is c/o DDi Corp., 1220 Simon Circle, Anaheim, California 92806.

(2)	This beneficial ownership information is based on information contained in a composite Schedule 13G dated February 12, 2004 and filed with the Commission on February 17, 2004. According to the Schedule 13G, each of Citigroup Global Markets Holdings, Inc. (“Holdings”) and Citigroup Inc. (“Citigroup”) are the beneficial owners of 3,765,599 shares, and Citigroup Financial Products Inc. (“Products”) is the beneficial owner of 2,948,249 shares. The address for Products and Holdings is: 388 Greenwich Street, New York, NY 10013. The address for Citigroup is 399 Park Avenue, New York, NY 10043.

(3)	This beneficial ownership information is based on information contained in a Schedule 13D filing filed on April 2, 2004. FMR Corp., on behalf of its direct and indirect subsidiaries, Fidelity Management & Research Company, and Fidelity Management Trust Company and Fidelity International Limited, on

(Footnotes continued on the next page.)

(Footnotes continued from the preceding page.)

behalf of its direct and indirect subsidiaries, is the beneficial owner of 2,707,000 shares of Common Stock as a result of acting as investment adviser to various investment companies.

(4)	This beneficial ownership information is based on information contained in a composite Schedule 13G dated February 26, 2004 and filed with the Commission on March 3, 2004.

(5)	This beneficial ownership information is based on information contained in a Schedule 13G dated March 31, 2004, and filed with the Commission on April 7, 2004. Amaranth Advisors L.L.C. is the trading advisor for each of Amaranth LLC (“Amaranth”) and Amaranth Global Equities Master Fund Limited (“Global”) and has been granted investment discretion over portfolio investments, including the Common Stock, held by each of them. Nicholas Maounis is the managing member of Amaranth Advisors L.L.C. and may, by virtue of his position as managing member, be deemed to have power to direct the vote and disposition of the Common Stock held for each of Amaranth and Global. The amounts shown represent an aggregate of 2,198,588 shares of common stock consisting of (i) the Issuer’s convertible preferred stock series B-1 due March 29, 2009 which are convertible into 590,716 shares of Common Stock, and (ii) 1,607,872 shares of Common Stock

(6)	This beneficial ownership information is based on information contained in a Schedule 13D/A dated March 26, 2004 and filed with the Commission on March 31, 2004. Includes 1,767,502 shares beneficially owned by Courage Special Situations Master Fund, L.P. (“Courage Master”). Courage Master’s general partner is Courage Investments, Inc., which by agreement has granted investment control over the shares held by Courage Master to Courage Capital Management, LLC (“Courage Capital”). Courage Capital is controlled by Richard C. Patton and Donald Farris. Also includes 172,516 shares beneficially owned by HFR ED Special Situations Trust, which, by agreement has granted investment control over the shares held by Courage Capital.

(7)	This beneficial ownership information is based on information contained in a Schedule 13G dated December 31, 2003 and filed with the Commission on January 23, 2004. Pacific Edge Investment Management, LLC is an investment adviser whose clients have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the stock. Karen Payne is the Manager of Pacific Edge Investment Management, LLC. No individual client’s holdings of the stock are more than five percent of the outstanding common stock.

(8)	This beneficial ownership information is based on information contained in a Schedule 13G dated December 31, 2003, and filed with the Commission on March 31, 2004. Reflects securities beneficially owned by the Corporate and Investment Banking business group and the Corporate Investments business group (collectively, “CIB”) of Deutsche Bank AG and its subsidiaries and affiliates (collectively, “DBAG”). Does not reflect securities, if any, beneficially owned by any other business group of DBAG. The filing of the Schedule 13G shall not be construed as an admission that CIB is, for purposes of Section 13(d) under the Securities Exchange Act of 1934, the beneficial owner of any securities covered by the filing. Furthermore, CIB disclaims beneficial ownership of the securities beneficially owned by (i) any client accounts with respect to which CIB or its employees have voting or investment discretion, or both, and (ii) certain investment entities, of which CIB is the general partner, managing general partner, or other manager, to the extent interests in such entities are held by persons other than CIB.

(9)	The Investment Advisor to Portside Growth and Opportunity Fund is Ramius Capital Group, LLC. The Managing Member of Ramius Capital Group, LLC is C4S & Co., the Managing Members of which are Peter Cohen, Morgan Stark, Thomas Strauss and Jeffrey Solomon. As such, Messrs. Cohen, Stark, Strauss and Solomon may be deemed beneficial owners of the shares. Messrs. Cohen, Stark, Strauss and Solomon therefore disclaim beneficial ownership of such shares.

(10)	The Investment Advisor to RCG Latitude Master Fund, Ltd. is Ramius Capital Group, LLC. The Managing Member of Ramius Capital Group, LLC is C4S & Co., the Managing Members of which are Peter Cohen, Morgan Stark, Thomas Strauss and Jeffrey Solomon. As such, Messrs. Cohen, Stark, Strauss and Solomon may be deemed beneficial owners of the shares. Messrs. Cohen, Stark, Strauss and Solomon therefore disclaim beneficial ownership of such shares.

Change of Control

In connection with the Company’s emergence from bankruptcy on December 12, 2003, a change of control in the Company occurred. Pursuant to the Modified First Amended Plan of Reorganization dated as of August 30, 2003 (the “Plan of Reorganization”), the Board of Directors of the Company was reconstituted to consist of the following six members: Bruce McMaster, David Blair, Andrew E. Lietz, Robert Guezuraga, Jay B. Hunt and Carl R. Vertuca, Jr. All existing debt and equity securities of the Company were cancelled pursuant to the Plan of Reorganization. Each holder of the Company’s 5.25% convertible subordinated notes, which were cancelled pursuant to the Plan of Reorganization, was issued a pro rata share of (a) 43.4% of the new outstanding Common Stock of the Company and (b) 50% of Series A of Preferred. Each holder of the Company’s 6.25% convertible subordinated notes, which were cancelled pursuant to the Plan of Reorganization, was issued a pro rata share of (a) 50.76% of the new outstanding Common Stock of the Company and (b) 50% of the Series A Preferred. The common equity holders of the Company were issued 1% of the new Common Stock of the Company.

Securities Authorized for Issuance under Equity Compensation Plans

On the effective date of the Plan of Reorganization, the following equity compensation plans, and all stock options outstanding under such plans, were cancelled: the Details Holdings Corp.—Dynamic Circuits 1996 Stock Option Plan, the 1996 Performance Stock Option Plan, the 1996 Employee Stock Option Plan, the 1997 Details, Inc. Equity Incentive Plan, the Dynamic Circuits 1997 Stock Option Plan and the 2000 Equity Incentive Plan. On the effective date of the plan of reorganization, the Company established a new 2003 Management Equity Incentive Plan and a new 2003 Directors Equity Incentive Plan.

The following table sets forth information regarding the number of shares of our common stock that may be issued pursuant to our equity compensation plans or arrangements as of the end of fiscal 2003.

Equity Compensation Plan Information

	(a)		(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	—		—	—
Equity compensation plans not approved by security holders	2,916,758	(1)	$2.54	2,623,362	(2)

Total	2,916,758	(1)	$2.54	2,623,362	(2)

(1)	Represents the maximum number of shares of common stock that may be issued pursuant to outstanding options granted under the following plans: 2,416,758 pursuant to options outstanding under the 2003 Management Equity Incentive Plan and 500,000 pursuant to options outstanding under the 2003 Directors Equity Incentive Plan, which is subject to stockholder approval.

(2)	Represents shares of common stock that may be issued pursuant to options available for future grant under the following plans: 2,523,362 under the 2003 Management Equity Incentive Plan and 100,000 under the 2003 Directors Equity Incentive Plan, which is subject to stockholder approval.

ELECTION OF DIRECTORS

(Proposal 1)

Currently, under the Company’s Certificate of Incorporation and Bylaws provide for seven directors. The Nomination and Corporate Governance Committee of the Board did not receive from a stockholder or other source the name of any person for consideration as a nominee for director of the Company. The Nomination and Corporate Governance Committee recommended to the Board, and the Board approved, the nomination of the following seven persons, Robert J. Amman, David Blair, Robert Guezuraga, Jay B. Hunt, Andrew E. Lietz, Bruce D. McMaster and Carl R. Vertuca, Jr., for election at the Annual Meeting to serve a one year term expiring at the annual meeting in 2005 and until their respective successors are elected and qualified. Directors shall be elected by a plurality of the votes represented by shares of Common Stock and Preferred Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on such election.

Each of the nominees presently serves as a director and has served continuously as a director of the Company since the date indicated in his biography below. In the event any nominee is unable to or declines to serve as a director at the time of the Annual Meeting (which is not anticipated), the persons named in the proxy will vote for the election of such person or persons as may be designated by the present Board of Directors.

Unless otherwise directed in the accompanying proxy, the persons named therein will vote for the election of the seven Director nominees listed below. The telephone and Internet voting procedures will include instructions on how to withhold your vote from any or all nominees. The board of directors unanimously recommends a vote for the election of Robert J. Amman, David Blair, Robert Guezuraga, Jay B. Hunt, Andrew E. Lietz, Bruce D. McMaster and Carl R. Vertuca, Jr. as Directors.

Information About the Director Nominees

The following table sets forth information regarding the Director nominees, including age on the date of the Annual Meeting and business experience during the past five years.

Name	Age	Director Since	Principal Occupation and Other Information
Robert J. Amman	65	2003	Mr. Amman is currently the sole member of Blackland Associates LLC, through which he provides consulting services. From 1999 to 2000, Mr. Amman served as President of Global TeleSystems, Inc. (“GTS”), a European broadband network services provider. From 2000 to 2002, Mr. Amman was Chairman and Chief Executive Officer of GTS. Mr. Amman was Chairman, President and Chief Executive Officer of John H. Harland Company, a printing firm, from 1995 to 1998. Previously, from 1994 to 1995, he served as Vice Chairman of First Financial Management Corporation. From 1988 to 1994, Mr. Amman served as President and Chief Executive Officer of Western Union Corporation.

David Blair	53	2003	Mr. Blair has served as Chief Executive Officer of DDi Europe since January 2002. Prior to joining the Company, Mr. Blair was retired from L. Gardner PLC, where he last served as Chief Executive Officer.

Name	Age	Director Since	Principal Occupation and Other Information

Robert Guezuraga	55	2001

Mr. Guezuraga has been Senior Vice President and President, Cardiac Surgery, of Medtronic, Inc. a medical technology company since August 1999. From September 1998 to August 1999, he served as Vice President and General Manager of Medtronic Physio-Control International, Inc., a subsidiary of

Medtronic that manufactures, sells and services external defibrillators and related medical equipment and accessories. From August 1994 to September 1998 he served as President and Chief Operating Officer of Physio-Control International, Inc., a medical equipment manufacturer. Prior to that, Mr. Guezuraga served as President and CEO of Positron Corporation from 1987 to 1994 and held various management positions within General Electric Corporation, including GE’s Medical Systems division.

Jay B. Hunt	64	2003	Mr. Hunt is a principal of The Development Group, a business and financial advisory services firm, since 1993. From 1983 to 1987 he served as Chairman & Chief Executive Officer of FN Realty Services, a specialized financial services company. From 1988 to 1990, he was Executive Vice President, member of the Executive Committee and Director of FM Productions, an entertainment services firm. He is a member of the Board of Directors of Electronic Medical Management, Inc., a medical payments processing firm, a member of the Board of Advisors of Joie De Vivre Hospitality, an owner or manager of 30 hotels and restaurants, Chairman of the Board and a Director of the Ischemia Research & Education Foundation and a Director of the Indiana University Foundation. Mr. Hunt has his B.A. in Political Science from Indiana University and a J.D. in law from the University of Michigan Law School.
Andrew E. Lietz	65	2003	Mr. Lietz currently serves as the Managing Director of Rye Capital Management, a private equity investment firm he founded in 2001. From September 2000 until June 2002, Mr. Lietz served as Executive Chairman of Clare Corporation, a manufacturer of integrated circuits. From October 1995 until June 2000, he served as President and Chief Executive Officer of Hadco Corporation, a global manufacturer of electronic interconnect products and services. Previously, Mr. Lietz served as Chief Operating Officer and Vice President of Hadco from July 1991 to October 1995, and served as director of Hadco from February 1993 through June 2000. Mr. Lietz serves as a director of Amphenol Corporation, a global manufacturer of electronic components for the industrial and military marketplace, Omtool, Ltd., a provider of e-mail and fax based messaging software, and Safeguard Scientifics, Inc He also serves on the Board of Trustees for the University System of New Hampshire.

Name	Age	Director Since	Principal Occupation and Other Information

Bruce D. McMaster	42	1997	Mr. McMaster has served as President of the Company since 1991 and as a Director and Chief Executive Officer since 1997. Before becoming President of the Company, Mr. McMaster worked in various management capacities in the Company’s engineering and manufacturing departments. Mr. McMaster also serves as President and Chief Executive Officer of the Company’s subsidiaries, DDi Capital Corp. and Dynamic Details, Incorporated.

Carl R. Vertuca, Jr.	56	2003	Mr. Vertuca is president of The Vertuca Group, a venture capital and real estate investment company since April 2000. He is also a managing member of the limited liability company that is the general partner of SOB Ventures, a private equity fund. Since 1993, he served as executive vice president and a board member of The Dii Group, a publicly held contract manufacturing company, until it was acquired by Flextronics International for $2.3 billion in April 2000. Prior to his tenure at The Dii Group, Mr. Vertuca held various senior level management positions in manufacturing, engineering and finance at IBM Corporation and StorageTek Corporation.

INFORMATION ABOUT THE BOARD OF DIRECTORS

AND COMMITTEES OF THE BOARD

The Board of Directors manages the business of the Company. It establishes overall policies and standards for the Company and reviews the performance of management. In addition, the Board has established an Audit Committee, a Nomination and Corporate Governance Committee and a Compensation Committee whose functions are briefly described below. The directors are kept informed of the Company’s operations at meetings of the Board and its committees through reports and analyses from, and discussions with, management.

During the fiscal year ended December 31, 2003 (the “fiscal year” or “fiscal 2003), the Board of Directors met on four occasions and acted by unanimous written consent on three occasions.

Committees of the Board

Audit Committee.    The Audit Committee provides oversight of the (a) financial reporting process, the system of internal controls and the audit process of the Company and (b) independent auditors. The Audit Committee evaluates the performance of the independent auditors, and makes decisions regarding the selection, retention and, where appropriate, the replacement of, the independent auditors. The Audit Committee also reviews with management and the Company’s independent auditors the Company’s interim and year-end financial statements, discusses with management and the independent auditors any significant accounting and reporting issues and conformance of the Company’s financial statements with applicable accounting and regulatory requirements. The Audit Committee is responsible for recommending to the Board of Directors whether the Company’s audited financial statements should be included in the Company’s annual report on Form 10-K. The members of the Audit Committee are Robert J. Amman, Robert Guezuraga and Carl R. Vertuca, Jr. Each of the members of the Audit Committee is independent, as defined in Rule 4200(a)(15) of the Nasdaq Stock Market Marketplace Rules. The Company’s Board of Directors has determined that Mr. Vertuca is an audit committee financial expert. During the fiscal year, the Audit Committee met on seven occasions and acted by unanimous written consent on one occasion. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is set forth as Appendix A to this Proxy Statement. The charter of the Audit Committee is also available at http://www.ddiglobal.com. A copy of the charter may be obtained upon request, without charge, by contacting our Corporate Secretary at (714) 688-6200 or by writing to us at DDi Corp., 1220 Simon Circle, Anaheim, California 92806, Attn: Corporate Secretary.

Compensation Committee.    The responsibilities of the Compensation Committee include (a) assisting the Board in developing and evaluating potential candidates for executive positions and to oversee the development of executive succession plans; (b) with the assistance of the other independent directors on the Board, recommending to the Board for determination the compensation, including incentive pay, of the chief executive officer; (c) approving the annual compensation of the other executive officers of the Company; and (d) administering the Company’s incentive compensation and other stock based plans, including our Key Employee Retention Program, or KERP, and determine awards thereunder. The members of the Compensation Committee are Robert Guezuraga, Jay B. Hunt and Andrew E. Lietz. The Compensation Committee met on one occasion during the fiscal year, and it acted by unanimous written consent on one occasion. The charter of the Compensation Committee is available at http://www.ddiglobal.com. A copy of the charter may be obtained upon request, without charge, by contacting our Corporate Secretary at (714) 688-6200 or by writing to us at DDi Corp., 1220 Simon Circle, Anaheim, California 92806, Attn: Corporate Secretary.

Nomination and Corporate Governance Committee.    The Nomination and Corporate Governance Committee identifies and recommends candidates for election to the Board of Directors. It advises the Board of Directors on all matters relating to directorship practices, including the criteria for selecting directors, policies relating to tenure and retirement of directors and compensation and benefit programs for non-employee directors. The Nomination and Corporate Governance Committee also makes recommendations relating to the duties and membership of committees of the Board of Directors, recommends processes to evaluate the performance and contributions of individual directors and the Board of Directors as a whole, and approves procedures designed to provide that adequate orientation and training are provided to new members of the Board of Directors. The Nomination and Corporate Governance Committee also makes recommendations relating to the development of the Company’s corporate governance guidelines. The members of the Nomination and Corporate Governance Committee are Robert J. Amman, Andrew E. Lietz and Carl R. Vertuca, Jr. Each member of the Nomination and Corporate Governance Committee is independent under the Nasdaq rules.

The Nomination and Corporate Governance Committee was formed in February 2004, and, therefore, did not meet during Fiscal 2003. The charter of the Nomination and Corporate Governance Committee is available at http://www.ddiglobal.com. A copy of the charter may be obtained upon request, without charge, by contacting our Corporate Secretary at (714) 688-6200 or by writing to us at DDi Corp., 1220 Simon Circle, Anaheim, California 92806, Attn: Corporate Secretary.

Nominations for directors submitted to the Committee by stockholders, other directors or management are evaluated according to the nominee’s knowledge, experience and background. While the Nomination Committee does not have any specific minimum qualifications for director candidates, the Committee may take into consideration such factors and criteria as it deems appropriate in evaluating a candidate, including his or her judgment, skill, integrity, diversity and business or other experience.

The Nomination and Corporate Governance Committee is responsible for identifying and evaluating candidates for Board membership and selecting or recommending to the Board nominees to stand for election. Candidates may come to the attention of the Nomination Committee through current Board members, professional search firms, stockholders or other persons. The Nomination Committee evaluates all candidates selected for consideration, including incumbent directors, based on the same criteria as described above. All candidates who, after evaluation, are then recommended by the Nomination and Corporate Governance Committee and approved by the Board, are included in the Company’s recommended slate of director nominees in its proxy statement.

The Nomination and Corporate Governance Committee will consider nominees recommended by stockholders. Any stockholder who wishes to recommend for the Nomination and Corporate Governance Committee’s consideration a prospective nominee to serve on the Board of Directors may do so by giving the candidate’s name and qualifications in writing to the Company’s Secretary at the following address: DDi Corp., 1220 Simon Circle, Anaheim, California 92806, Attn: Corporate Secretary.

Each of the incumbent directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors held during the Fiscal Year (held during the period for which he has been a director). Each of the incumbent directors who were members of a Board Committee, attended at least 75% of the aggregate of the total number of meetings held by all committees of the Board on which he served during the Fiscal Year (held during the period that he served as a committee member).

Corporate Governance

Code of Business Conduct and Ethics and Corporate Governance Guidelines.    The Company is committed to having sound corporate governance principles. The Company’s Code of Business Conduct and Ethics, which is applicable to our directors, Chief Executive Officer, Chief Financial Officer and Controller and all of our other employees, is available at http://www.ddiglobal.com. Our Corporate Governance Guidelines can be found at http://www.ddiglobal.com. Copies of each of these documents may be obtained upon request, without charge, by contacting our Corporate Secretary at (714) 688-7200 or by writing to us at DDi Corp., 1220 Simon Circle, Anaheim, California 92806, Attn: Corporate Secretary.

Board Independence.    The Board of Directors has affirmatively determined that the following five members of the Board are “independent” as that term is defined by the Nasdaq Stock Market’s Marketplace

Rules: Robert Amman, Robert Guezuraga, Jay B. Hunt, Andrew E. Lietz, and Carl R. Vertuca Jr. Mr. McMaster, our Chief Executive Officer, and Mr. Blair, Chief Executive Officer of our DDi Europe subsidiary, are our only non-independent directors.

Communications with the Board.    You may send communications to the Company’s Board of Directors, to the non-management members of the Board or to an individual Board member by directing an e-mail to directors@ddiglobal.com or by sending a letter to DDi Corp., 1220 Simon Circle, Anaheim, California 92806, Attn: Corporate Secretary. The Corporate Secretary will forward these communications to the intended recipients. Unsolicited advertisements or invitations to conferences or promotional materials, in the discretion of the Secretary, may not be forwarded to Directors.

Director Attendance at Annual Stockholder Meetings.    Under the Company’s Corporate Governance Guidelines, the Company’s directors are expected to attend annual meetings of the Company’s stockholders. Because of the Company’s Chapter 11 proceeding in fiscal 2003, the Company did not hold an annual meeting of stockholders in 2003.

Compensation of Directors

Directors who are also employees of the Company are not paid any fees or remuneration, as such, for their service on the Board or on any Board committee. Prior to March 2001, the Company did not pay any remuneration to the Company’s non-employee directors.

Cash Compensation.    From the beginning of fiscal 2003 until December 12, 2003, each non-employee director who is “independent” under the Nasdaq Rules was entitled to receive $2,000 for each Board meeting that he attended. Each independent non-employee director is also entitled to receive $2,000 for each committee meeting that he attended in person or telephonically. In addition, each independent non-employee director is entitled to be reimbursed for reasonable travel and other expenses incurred in connection with attending Board and committee meetings.

In December 2003, our Board of Directors adopted a directors compensation plan pursuant to which each of our current and future outside directors or any of our subsidiaries will receive a $20,000 annual retainer, plus $2,000 per meeting attended in person or by telephone, or $1,000 for meetings attended by telephone that last less than 2 hours. The Chairman of our Board of Directors and the Chairman of the Audit Committee will each receive an additional annual retainer of $15,000. In addition, each other committee chairman will receive an additional annual retainer of $10,000. The non-chair members of committees will receive a $5,000 annual committee member retainer for each committee on which they serve. All committee members will also receive $1,000 per committee meeting attended.

Stock Options.    In December 2003, our Board of Directors adopted the 2003 Directors Equity Incentive Plan, subject to the further approval by the stockholders of the Company. Under the plan, the Board may from time to time grant stock options to purchase up to 100,000 shares of our common stock in the aggregate to each non-employee director. In December 2003, the Board approved, subject to stockholder approval of the 2003 Directors Equity Incentive Plan, a grant to our non-employee directors of 100,000 options with an exercise price of $5.00 per share, which was determined by the Board to be the fair market value for our common stock as of the date of grant. The 2003 Directors Equity Incentive Plan is the subject of Proposal 3 to be considered at the Annual Meeting.

APPROVAL OF THE POTENTIAL ISSUANCE OF MORE THAN 19.9% OF THE SHARES OF THE COMPANY’S COMMON STOCK (A) UPON CONVERSION OF THE SERIES B-1 AND SERIES B-2 PREFERRED STOCK OF THE COMPANY; (B) AS PAYMENT FOR DIVIDENDS ON THE SERIES B-1 AND SERIES B-2 PREFERRED STOCK OF THE COMPANY; AND (C) UPON REDEMPTION OF THE SERIES B-1 AND SERIES B-2 PREFERRED STOCK OF THE COMPANY

(Proposal 2)

Background

On March 30, 2004, the Company sold in a private placement 147,679 shares of Series B-1 Preferred Stock and 1,139,238 shares of Series B-2 Preferred Stock (collectively, the “Series B Preferred”) at a price of $47.40 per share to eleven institutional investors (the “Investors”) for an aggregate purchase price of $61 million. The Series B-1 Preferred Stock and the Series B-2 Preferred Stock are identical in every respect, except that the Series B-2 Preferred is subject to a provision that limits the ability of the holders to vote or receive Common Stock upon conversion or redemption of the Series B-2 Preferred or as payment of dividends if such actions would cause the holders to exceed certain beneficial ownership thresholds. Each share of Series B Preferred is initially convertible into four shares of Common Stock, subject to certain anti-dilution adjustments. The shares of Series B Preferred bear dividends at the rate of 6% per annum, payable commencing March 31, 2005, and are subject to redemption in 2009, or earlier under certain circumstances. Until we obtain stockholder approval of this Proposal 2, the Series B Preferred will not be convertible into more than 19.9% of the number of shares of our Common Stock which were outstanding immediately prior to the issuance of the Series B Preferred. In addition, if this Proposal 2 is approved, we will have the option to make dividend and redemption payments in Common Stock under certain circumstances. If we use our Common Stock to pay dividends or make redemptions, then our Common Stock is valued at a 5% discount to market in making such payments.

Copies of the Stock Purchase Agreement and the Certificate of Designation of Series B Preferred Stock of the Company (collectively, the “Transaction Documents”) that were executed in connection with the private placement transaction were filed by the Company as exhibits to a Current Report on Form 8-K, which was filed with the SEC on April 4, 2004.

Reasons for the Private Placement

The Company completed the private placement to refinance its indebtedness. The Company applied $54.8 million of the net proceeds from the private placement towards repayment of the outstanding balance of the Dynamic Details senior credit facility, which we repaid in full.

Reasons for Soliciting Stockholder Approval

Because the Company’s Common Stock is listed on the Nasdaq National Market, the Company is subject to Nasdaq’s Marketplace Rules. Marketplace Rule 4350(i) requires that a company whose stock is listed on Nasdaq obtain shareholder approval for the issuance or potential issuance of common stock equal to 20% or more of its common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book value or market value of the common stock (the “20% Rule”). The initial conversion price of the Series B Preferred was $11.85 per share and the shares of Series B Preferred Stock were initially convertible into 5,147,668 shares of Common Stock. The conversion price for the Series B Preferred is subject to certain anti-dilution adjustments. The closing price of the Common Stock on the date of the execution of the Transaction Documents was $10.82 per share.

Because the number of shares of Common Stock into which the Series B Preferred Stock is currently convertible is currently less than 20% of the outstanding Common Stock as of the closing of the private placement transaction, and the conversion price for the shares of common stock into which the Series B Preferred Stock is convertible was above the book value and the market value of the Common Stock (based on Nasdaq rules) on that date, the Company was not required by the rules of the Nasdaq to seek stockholder approval of the private placement transaction prior to the private placement. However, future anti-dilution adjustments and/or the issuance of Common Stock as payment of dividends or upon redemption of the Series B Preferred Stock could trigger the 20% Rule because, after giving effect to such anti-dilution adjustments or issuances, the conversion price of the Series B Preferred could be below the “market value” of the Common Stock on the date of closing of the private placement and the aggregate number of shares of Common Stock issuable upon conversion or redemption of the Series B Preferred Stock or as payment of dividends on the Series B Preferred Stock could exceed 20% of the outstanding shares the Common Stock as of the closing of the private placement transaction.

In order to comply with Nasdaq Marketplace Rule 4350(i), the terms of the Series B Preferred Stock provide that: (a) the Series B Preferred Stock will not be convertible into more than 19.9% of the Common Stock outstanding on the date of completion of the private placement; and (b) the Company may not exercise its option to make dividend or redemption payments in shares of its Common Stock in lieu of cash, until the Company’s stockholders approve the potential issuance by the Company of more than 19.9% of the Common Stock outstanding on the date of completion of the private placement and the issuance of Common Stock to make dividend or redemption payments with respect to the Series B Preferred Stock. Under the terms of the private placement transaction, the Company agreed to use its best efforts to obtain stockholder approval.

Accordingly, the Board of Directors is requesting that the holders of shares of Common Stock and Series A Preferred Stock, voting together as a single class, approve the potential issuance by the Company of more than 19.9% of the Common Stock outstanding on the date of completion of the private placement and the issuance of Common Stock to make dividend or redemption payments with respect to the Series B Preferred Stock, as required by the rules of the Nasdaq Marketplace Rules and the terms of the Transaction Documents. Pursuant to the terms of the Series B Preferred Stock, the holders of such stock are not entitled to vote on this proposal.

Description of the Series B Preferred Stock

Conversion.    Each share of the Series B Preferred Stock will initially be convertible into four shares of Common Stock at any time at a conversion price of $11.85 per share, subject to certain anti-dilution and other customary adjustments.

Conversion Limit.    Until we obtain stockholder approval of the transaction, the holders are not entitled to receive Common Stock equal to more than 19.9% of the number of shares of our Common Stock which were outstanding immediately prior to the issuance of the Series B Preferred. In addition, the use of Common Stock to satisfy dividend and redemption payments also is subject to shareholder approval.

Dividends.    The Series B Preferred Stock bear dividends at the rate of 6% per annum, payable commencing March 31, 2005.

Liquidation Preference.    Subject to the preference of the holders of the Company’s Series A Preferred Stock with respect to the assets of DDi Europe, in the event of any liquidation, dissolution or winding up of the Company, the holders of Series B Preferred shall be entitled to receive $47.40 per share (as adjusted for any stock splits, dividends, combinations or other recapitalizations) (the “Stated Value”) plus any unpaid dividends, on a pro rata basis, in preference to any distribution made to the Common Stock or Series A Preferred Stock.

Redemption.    The Series B Preferred Stock is subject to mandatory redemption in five years. At the option of the holders of the Series B Preferred, we are required to redeem the Series B Preferred Stock in three equal installments in 18 months, 24 months and 30 months from issuance, or earlier upon a change of control, certain events of default or other specified occurrences. We also have the right to redeem the Series B Preferred Stock at our option if the Company’s stock trades above $20.75 for 30 consecutive trading days. The redemption price for the Series B Preferred Stock is the Stated Value plus accrued dividends, except in the case of certain defaults where there are premiums to the redemption cost.

Option to Make Payments in Common Stock.    If we obtain stockholder approval of the Proposal 2, we will have the option to make dividend and redemption payments in either cash or Common Stock (up to a maximum of 10,000,000 shares, unless the holders otherwise agree), except in the event of a default or certain other occurrences when the redemption payments must be made in cash. If we use our Common Stock to pay dividends or make redemptions, then its stock is valued at a 5% discount to market in making such payments.

Voting Rights.    In general, the Series B Preferred Stock votes together with the Company’s Common Stock based on the number of shares into which the preferred could convert on the day of issuance. In addition, the holder of the Series B Preferred Stock will be entitled to elect one member of our Board of Directors in the event we fail to redeem the Series B Preferred Stock when required. So long as at least 20% of the shares of Series B Preferred Stock remain outstanding, the terms of the Series B Preferred Stock prohibit us from taking certain actions without the consent of the majority of the holders of the Series B Preferred Stock, including incurring certain levels of indebtedness, issuing preferred stock that is equal to or senior to the Series B Preferred Stock, or issuing certain securities prior the registration of the shares of Common Stock underlying the Series B Preferred Stock.

Right of First Refusal.    The purchasers of the Series B Preferred Stock have the right to participate in future private placements through March 2005.

Registration Rights.    In connection with the private placement transaction, the Company entered into an agreement granting the holders of the Series B Preferred Stock registration rights to register any shares of the Common Stock issuable upon conversion of the Series B Preferred Stock and/or issuable as payment of dividends or upon redemption of the Series B Preferred Stock.

Reasons to Approve Proposal 2

The Board of Directors believes that it is in the Company’s best interest for the holders of the Series B Preferred to be able to convert the Series B Preferred and for the Company to be able to pay dividends and redemption payments in Common Stock. If stockholder approval is not obtained, the Company would be forced to pay dividends and redemption payments in cash. If the Company is forced to pay dividends and redemption payments in cash rather than Common Stock, the amount of cash available to fund its operations would be reduced, and the Company may be required to raise additional capital to make such cash payments. In addition, if stockholder approval is not obtained, the holders of the Series B Preferred would be prohibited from converting their securities to the extent that such conversion would exceed the 19.9% limitation; in that event, it is likely that the value of the Series B Preferred would be reduced. Any reduction in the value of the Company’s securities may make it more difficult to raise additional financing in the future.

Effects of Proposal 2

A vote in favor of this Proposal 2 will authorize the Company to (a) issue shares of Common Stock upon conversion of the Series B Preferred Stock in excess of 19.9% of the Common Stock outstanding immediately prior to the issuance of the Series B Preferred; and (b) make dividend or redemption payments on the Series B Preferred Stock in shares of its Common Stock in lieu of cash.

Absent a stockholder vote in favor of this Proposal 2, the Company will not be permitted to (a) issue shares of Common Stock upon conversion of the Series B Preferred Stock in excess of 19.9% of the Company’s Common Stock outstanding on the date of completion of the private placement; and (b) make dividend or redemption payments on the Series B Preferred Stock in shares of its Common Stock in lieu of cash. If this Proposal 2 is not approved, the Transaction Documents require the Company to seek stockholder approval of the proposal again at each subsequent annual meeting of stockholders until the proposal is approved.

Required Vote

The affirmative vote of the holders of a majority of the voting power represented by the shares of Common Stock and Series A Preferred Stock present in person or by proxy at the Annual Meeting and entitled to vote on this proposal, voting together as a single class, is required to approve this proposal. Pursuant to the terms of the Series B Preferred Stock, the holders of such stock are not entitled to vote on this Proposal 2. In addition, under the Nasdaq’s Marketplace Rules, the votes of the Series B Preferred Stock are not counted towards approval of Proposal 2.

Board Recommendation

The Board unanimously recommends a vote in favor of Proposal 2.

APPROVAL OF 2003 DIRECTORS EQUITY INCENTIVE PLAN

(Proposal 3)

Background

The Board of Directors has adopted, subject to stockholder approval, the DDi Corp. 2003 Directors Equity Incentive Plan, a discretionary stock option plan in which only non-employee directors are eligible to participate (the “Directors Plan”). The Directors Plan provides for discretionary grants to non-employee directors of options to purchase shares of Common Stock to such non-employee directors. The Directors Plan is set forth in full as Appendix B to this Proxy Statement and is summarized under the caption “Summary of the Directors Plan” below.

The Board believes that the Directors Plan provides an important component of nonemployee director compensation which is an important factor in attracting, retaining and motivating persons to serve as directors of the Company.

If the Directors Plan is approved by the stockholders, the Company intends to cause the 600,000 shares of Common Stock that will become available for issuance under the Directors Plan to be registered on a Form S-8 Registration Statement to be filed with the SEC at the Company’s expense.

New Plan Benefits

None of the Company’s officers or other employees will be entitled to any benefits under the Directors Plan. The benefits or amounts to be awarded in the future to the Company’s non-employee directors under the Directors Plan are not determinable at this time and it is not possible to determine the benefits or amounts which would have been received or allocated to eligible participants under the Directors Plan.

If the Directors Plan is approved by the stockholders at the Annual Meeting, the Company’s non-employee directors will receive the options described in the table below under the Directors Plan. The following table shows stock option grants to non-employee directors approved by the Board in December 2003, subject to stockholder approval pursuant to the Directors Plan.

Option Grants to Non-Employee Directors Under the

Proposed 2003 Directors Equity Incentive Plan in the Last Fiscal Year (1)

				Dollar Value
Name	Number of Securities Underlying Options Granted	Exercise Price (2)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (3)
				5%	10%
Robert Ammann	100,000	$5.00	12/22/2013	$314,447	$796,871
Robert Guezuraga	100,000	$5.00	12/22/2013	$314,447	$796,871
Jay B. Hunt	100,000	$5.00	12/22/2013	$314,447	$796,871
Andrew Lietz	100,000	$5.00	12/22/2013	$314,447	$796,871
Carl R. Vertuca, Jr.	100,000	$5.00	12/22/2013	$314,447	$796,871

(1)	The option grants reflected in this table were approved by the Board, subject to stockholder approval of the Directors Plan. If the Directors Plan is not approved by the stockholders at the Annual Meeting, the Directors Plan will not go into effect, and none of the option grants will be effective.

(2)	The exercise price of $5.00 per share was determined by the Board of Directors to be the fair market value of the Common Stock as of the date of grant.

(3)	Consistent with SEC regulations, we have used a 5% and 10% assumed rate of appreciation over the ten year option term. This does not represent the Company’s estimate or projection of the future Common Stock price. If the Common Stock does not appreciate, the named non-employee directors will receive no benefit from the options.

If the Directors Plan is not approved by the stockholders at the Annual Meeting, the Directors Plan will not go into effect, and none of the foregoing option grants will be effective. If the Directors Plan is approved by the stockholders at the Annual Meeting, the stockholders may be minimally diluted upon the exercise of stock options granted under the Directors Plan.

The Board of Directors unanimously recommends that you vote for approval of the Directors Plan. The affirmative vote of the holders of a majority of the voting power represented by shares of Common Stock and Preferred Stock present in person or by proxy at the Annual Meeting and entitled to vote on this proposal, voting together as a single class, is required for approval of this proposal.

Summary of the Directors Plan

The Directors Plan is set forth in full as Appendix B to this Proxy Statement and is summarized below. The following summary is not intended to be complete and reference should be made to Appendix B for a complete statement of the terms and provisions of the Directors Plan. Capitalized terms used in this summary and not otherwise defined shall have the meanings ascribed to such terms in the Directors Plan.

Purpose.    The purpose of the Directors Plan is to promote the long-term growth and profitability of the Company and its subsidiaries by (a) providing non-employee directors of the Company with grants of non-qualified stock options as incentives to maximize stockholder value and otherwise contribute to the success of the Company and (b) enabling the Company to attract, retain and reward the best available non-employee directors.

Plan Limits.    The maximum number of shares of Common Stock with respect to which options may be granted under the Directors Plan may not exceed 600,000 shares, which may be shares of original issuance or treasury shares or a combination thereof. These limits are subject to adjustments for stock splits, stock dividends, recapitalizations and other similar events as provided in the Plan. In the event that any option granted under the Plan shall terminate, expire, or, with the consent of the optionee, be canceled as to any shares of Common Stock, without having been exercised in full, new options may be granted with respect to such shares without again being charged against the maximum share limitations. Upon the payment of any option price by the transfer to the Company of Common Stock, there shall be deemed to have been issued or transferred only the net number of shares actually issued or transferred by the Company. No fractional shares will be issued pursuant to options granted under the Directors Plan.

Awards.    The Board may from time to time grant stock options to purchase up to 100,000 shares of Common Stock in the aggregate to each non-employee director. Determinations made by the Board under the Plan need not be uniform and may be made selectively among eligible individuals under the Plan, whether or not such individuals are similarly situated. A grant of any type made under the Plan in any one year to an eligible non-employee director shall neither guarantee nor preclude a further grant of that or any other type to such non-employee director in that year or subsequent years. All options granted under the Plan shall be non-statutory options not intended to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

Exercise Price and Payment.    Options under the Directors Plan provide the right to purchase shares of Common Stock at an exercise price of $5.00 per share. The option price is payable in cash, shares of Common Stock already owned by the optionee, by simultaneous sale through a broker reasonably acceptable to the Board of shares acquired on exercise, as permitted under Regulation T of the Federal Reserve Board, by authorizing the Company to withhold from issuance a number of shares issuable upon exercise of the options which, when multiplied by the fair market value of a share of Common Stock on the date of exercise, is equal to the aggregate exercise price payable with respect to the options so exercised or by any combination of the foregoing. As of the Record Date, the fair market value of the Common Stock was $11.44 per share.

Vesting.    Stock options granted under the Plan may only be exercised to the extent they have become vested. The stock options shall vest in an increment of 40% on the respective date of grant and in three successive increments of 20% on each twelve-month anniversary thereof.

Cessation of Service.    Except as provided in the Directors Plan, no option will be exercisable after the date of cessation of an optionee’s service as a director of the Company. Upon the death of an optionee at any time, such optionee’s exercisable options may be exercised by within one year after such optionee’s death. If an optionee ceases to be a director of the Company due to cause, all of the optionee’s stock options shall expire and be forfeited immediately upon such cessation, whether or not then exercisable. If an optionee’s service as a director ceases for any other reason, such exercisable options may be exercised by the optionee within 90 days year after such cessation of service.

Change in Control.    Upon any change of control effected solely for cash consideration, (a) all stock options shall immediately become fully vested, shall be accelerated, immediately prior to the change of control and (b) upon consummation of such change of control all awards then outstanding and requiring exercise shall be forfeited unless assumed by an acquiring or surviving entity or its affiliate as provided in the following sentence. Upon any change of control where the consideration is a combination of cash and securities, (a) the percentage amount of unvested stock options that shall become immediately vested shall be equal to the percentage amount that cash consideration represents to the total consideration used in connection with such change of control and (b) the percentage amount of unvested stock options that shall be converted into unvested stock options of the surviving entity resulting from such change of control shall be equal to the percentage amount that securities used as consideration represent to the total consideration used in connection with such change of control. Upon any change of control where cash is not used as any form of consideration, all unvested Stock Options shall be converted into unvested stock options of the surviving entity resulting from such change of control.

If there is a change in control of the Company and a participant is removed as a director of the company within one year after such change in control, all of the participant’s stock options shall become fully vested and exercisable upon such termination and shall remain so for up to one year after the date of termination, but in no event after the expiration date of the stock options. In addition, the Board shall have the authority to grant options that become fully vested and exercisable automatically upon a change in control, whether or not the grantee is subsequently terminated.

Reload Options.    The Board may provide (either at the time of grant or exercise of an option), in its discretion, for the grant to a grantee who exercises all or any portion of an option (“Exercised Options”) and who pays all or part of such exercise price with shares of Common Stock, of an additional option (a “Reload Option”) for a number of shares of Common Stock equal to the sum (the “Reload Number”) of the number of shares of Common Stock tendered or withheld in payment of such exercise price for the Exercised Options plus, if so provided by the Board, the number of shares of Common Stock, if any, tendered or withheld by the grantee or withheld by the Company in connection with the exercise of the Exercised Options to satisfy any federal, state or local tax withholding requirements. The terms of each Reload Option, including the date of its expiration and the terms and conditions of its exercisability and transferability, shall be the same as the terms of the Exercised Option to which it relates, except that (a) the grant date for each Reload Option shall be the date of exercise of the Exercised Option to which it relates and (b) the exercise price for each Reload Option shall be the fair market value of the Common Stock on the grant date of the Reload Option.

Administration.    The Directors Plan shall be administered by the Board. Subject to the provisions of the Plan, the Board shall be authorized to (a) select persons to participate in the Plan, (b) determine the form and substance of grants made under the Directors Plan to each participant, and the conditions and restrictions, if any, subject to which such grants will be made, (c) certify that the conditions and restrictions applicable to any grant have been met, (d) modify the terms of grants made under the Directors Plan, (e) interpret the Plan and grants made thereunder, (f) make any adjustments necessary or desirable in connection with grants made under the Directors Plan to eligible participants located outside the United States and (g) adopt, amend, or rescind such rules and regulations, and make such other determinations, for carrying out the Directors Plan as it may deem appropriate. Decisions of the Board on all matters relating to the Directors Plan shall be in the Board’s sole discretion and shall be conclusive and binding on all parties. The validity, construction, and effect of the

Directors Plan and any rules and regulations relating to the Directors Plan shall be determined in accordance with applicable federal and state laws and rules and regulations promulgated pursuant thereto. No member of the Board and no officer of the Company shall be liable for any action taken or omitted to be taken by such member, by any other member of the Board or by any officer of the Company in connection with the performance of duties under the Plan, except for such person’s own willful misconduct or as expressly provided by statute.

Eligibility.    Options may be awarded under the plan to any director of the Company who (a) is not currently an officer or employee of the Company or its subsidiaries; (b) does not receive compensation, either directly or indirectly, from the Company or its subsidiaries for services rendered as a consultant or in any capacity other than as a director, except for an amount that does not exceed $60,000; (c) does not possess an interest in any other transaction for which disclosure would be required pursuant to the rules of the Securities and Exchange Commission; and (d) is not engaged in a business relationship for which disclosure would be required pursuant to the rules of the Securities and Exchange Commission. Nothing in the Directors Plan or in any grant thereunder shall confer any right on a non-employee director to continue as a director of the Company or shall interfere in any way with the right of the Board, if applicable, to reduce the compensation or responsibilities of a non-employee director at any time. As of the Record Date, there were five non-employee directors of the Company.

Transferability.    Options awarded under the Directors Plan will not be transferable by a participant other than (a) by will or the laws of descent and distribution or (b) pursuant to a qualified domestic relations order.

Adjustments.    The Board of Directors is required to make or provide for adjustments in the option price; the number or kind of shares or other securities covered by outstanding options; the number or kind of shares of the Company’s capital stock or other securities which may be acquired pursuant to options granted under the Directors Plan; and the number of such securities to be awarded to each optionee as the Board of Directors in its sole discretion, exercised in good faith, determines is equitably required to prevent dilution or enlargement of rights of optionees that would otherwise result from any reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets, or any other change in the corporate structure or shares of the Company. In the event of any merger, consolidation or other reorganization in which the Company is not the surviving or continuing corporation or in which a Change in Control is to occur, all of the Company’s obligations regarding Stock Options that were granted hereunder and that are outstanding on the date of such event shall, on such terms as may be approved by the Committee prior to such event, be assumed by the surviving or continuing corporation or canceled in exchange for property (including cash). The determination of the Board of Directors as to what adjustments will be made, and the extent thereof, will be final, binding and conclusive.

Amendments, Termination and Miscellaneous.    The Board, without approval of the stockholders, may amend or terminate the Directors Plan, except that no amendment shall become effective without prior approval of the stockholders of the Company if stockholder approval would be required by applicable law or regulations, or by any listing requirement of the principal stock exchange on which the Common Stock is then listed.

Unless previously terminated upon the adoption of a resolution of the Board terminating the Directors Plan, the Directors Plan shall terminate at the close of business on December 19, 2013. No termination of the Directors Plan shall materially and adversely affect any of the rights or obligations of any person, without his or her written consent, under any grant of options or other incentives theretofore granted under the Directors Plan.

Federal Income Tax Consequences

The following is a brief summary of certain of the Federal income tax consequences of certain transactions under the Directors Plan. This summary is not intended to be complete and does not describe state or local tax consequences.

Tax Consequences to Participants.    In general, (a) no income will be recognized by an optionee at the time an option is granted; (b) at the time of exercise of an option, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and (c) at the time of sale of shares acquired pursuant to the exercise of a nonqualified option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

In limited circumstances where the sale of stock received as a result of a grant or award could subject a director to suit under Section 16(b) of the Exchange Act, the tax consequences to the director may differ from the tax consequences described above. In these circumstances, unless a special election under Section 83(b) of the Code has been made, the principal difference (in cases where the director would otherwise be currently taxed upon his receipt of the stock) usually will be to postpone valuation and taxation of the stock received so long as the sale of the stock received could subject the director to suit under Section 16(b) of the Exchange Act, but no longer than six months.

Tax Consequences to the Company.    To the extent that a participant recognizes ordinary income in the circumstances described above, the Company will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense and is not an “excess parachute payment” within the meaning of Section 280G of the Code.

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

(Proposal 4)

Selection of Independent Auditors

The Audit Committee has selected PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending December 31, 2004 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent auditors is not required by the Company’s Bylaws or otherwise. However, the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee may, in its discretion, direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the voting power represented by the shares of Common Stock and Preferred Stock present in person or represented by proxy and entitled to vote, voting together as a single class, will be required to ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent auditors.

The Board of Directors unanimously recommends a vote in favor of the ratification of appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors.

Relationship of the Company with Independent Public Accountants

The following table sets forth the fees billed to us by PricewaterhouseCoopers LLP, our independent auditors for each of the last two fiscal years.

	Fiscal Year
	2002	2003
Audit Fees	$794,190	$945,920
Audit-Related Fees	—	—
Tax Fees	209,000	405,442
All other fees	—	—

Total	$1,003,190	$1,351,362

Audit Fees.    This category includes the audit of our annual consolidated financial statements, the review of financial statements included in our quarterly reports on Form 10-Q and services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements related to those fiscal years.

Audit Related Fees.    This category consists of assurance and related services provided by PricewaterhouseCoopers LLP that were reasonably related to the performance of the audit or review of our financial statements, which are not reported above under “Audit Fees and which were billed during those fiscal years.”

Tax Fees.    This category consists of professional services billed for those fiscal years and rendered by PricewaterhouseCoopers LLP for tax services, including tax compliance, tax advice and tax planning.

All Other Fees.    This category consists of fees for services related to the convertible debt offering in April 2002.

The Audit Committee of our Board of Directors has established a practice that requires the committee to pre-approve any audit or permitted non-audit services to be provided to us by our independent auditor, PricewaterhouseCoopers LLP, in advance of such services being provided to us.

All the amounts in “All other fees” for 2002 were not approved by the audit committee as they were not yet subject to SEC rules. Under the SEC rules, subject to certain de minimis criteria, pre-approval is required for all professional services rendered by our principal accountant for all services rendered on or after May 6, 2003. We are in compliance with these SEC rules.

Report of the Audit Committee of the Board of Directors

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act or the Exchange Act that might incorporate this Proxy Statement or future filings with the SEC, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filing.

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the eleven months ended November 30, 2003 and the one month ended December 31, 2003 with the Company’s management. The Audit Committee has discussed with PricewaterhouseCoopers LLP, the Company’s independent public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Audit Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Audit Committee has discussed the independence of PricewaterhouseCoopers LLP with that firm.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the eleven months ended November 30, 2003 and the one month ended December 31, 2003 for filing with the SEC.

Submitted by the Audit Committee:

Robert J. Amman

Robert Guezuraga

Carl R. Vertuca, Jr. (Chairman)

COMPENSATION OF EXECUTIVE OFFICERS

We are required by the Securities and Exchange Commission to disclose compensation earned during the last three fiscal years by (a) our Chief Executive Officer; (b) our four most highly compensated executive officers, other than the Chief Executive Officer, who were serving as executive officers at the end of fiscal 2003; and (c) up to two additional individuals for whom such disclosure would have been provided under clause (a) and (b) above but for the fact that the individual was not serving as one of our executive officers at the end of fiscal 2003; provided, however, that no disclosure need be provided for any executive officer, other than the CEO, whose total annual salary and bonus does not exceed $100,000.

Accordingly, the following sections disclose information regarding compensation earned during the last three fiscal years by (a) Bruce McMaster, our Chief Executive Officer; and (b) David Blair, Joseph Gisch, Michael Moisan and Timothy Donnelly, the four most highly-compensated executive officers, other than the Chief Executive Officer, who were serving as executive officers at the end of fiscal 2003 and whose salary and bonus exceeded $100,000 and (c) Terry Wright for whom disclosure would be required as one of the Company’s most highly-compensated executive officers, but for the fact that he was not serving as an executive officer of the Company at the end of fiscal 2003. All of these officers are referred to in this Annual Report on Form 10-K as the “Named Executive Officers.”

Summary Compensation Table

The annual and long-term compensation of our chief executive officer and other executive officers named below was as follows for the years ended December 31, 2001, 2002 and 2003:

Long-Term Compensation
	Annual Compensation					Restricted Stock Awards (#)	Options to Purchase Common Stock (#)	All Other Compensation ($)
Name and Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)
Bruce D. McMaster President and Chief Executive Officer	2003 2002 2001	501,256 194,814 441,475	— — —	— — —	* * *	— — —	622,482 — 80,000	127,062 252,973 103,519	(1) (1) (1)

David Blair(2) Chief Executive Officer of DDi Europe	2003 2002	330,922 259,304	— —	54,312 49,746	(3) (3)	— —	165,999 —	113,735 —	(4)

Joseph P. Gisch Chief Financial Officer	2003 2002 2001	305,000 230,963 273,060	— — —	— — —	* * *	— — —	145,250 — 110,000	61,504 62,028 16,529	(5) (5) (5)
Michael Moisan Chief Operating Officer	2003 2002 2001	290,897 275,000 289,126	— — —	— — —	* * *	— — —	165,999 — 137,500	58,503 218,737 3,343	(6) (6) (6)

Timothy J. Donnelly Vice President, Secretary and General Counsel	2003 2002 2001	225,000 182,596 175,405	— — 65,718	— — —	* * *	— — —	82,995 — 27,500	45,336 45,249 163	(7) (7) (7)

Terry L. Wright Vice President and Chief Technology Officer	2003 2002 2001	275,000 247,500 260,060	— — —	— — —	* * *	— — —	82,995 — 77,500	55,336 56,062 21,460	(8) (8) (8)

*	The aggregate amount of perquisites and other benefits paid did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus of the named executive officer.

(Footnotes continued on the next page.)

(Footnotes continued from the preceding page.)

(1)	Other compensation for 2003 consisted of: (a) $126,750 representing a discretionary retention bonus under the Dynamic Details Key Employee Retention program, or KERP and (b) $312 representing term life insurance premiums paid by the Company for the benefit of Mr. McMaster. Other compensation for 2002 consisted of: (a) $252,000 representing a discretionary retention bonus under the Dynamic Details KERP, which was deferred by Mr. McMaster and actually paid in February 2003; (b) $661 representing Company contributions for Mr. McMaster’s account under the Company’s 401(k) Plan; and (c) $312 representing term life insurance premiums paid by the Company for the benefit of Mr. McMaster. Other compensation for 2001 consisted of: (a) $102,457 representing payments from an escrow account established in connection with the 1997 Recapitalization to satisfy certain tax obligations incurred in connection with the 1997 Recapitalization; (b) $750 representing Company contributions for Mr. McMaster’s account under the Company’s 401(k) Plan; and (c) $312 representing term life insurance premiums paid by the Company for the benefit of Mr. McMaster.

(2)	Mr. Blair has served as President of DDi Europe since January 2002. Mr. Blair’s compensation is paid by the Company in British Pounds and for purposes of this Summary Compensation Table have been converted to U.S. Dollars at the weighted average exchange rate for the relevant fiscal year (for fiscal year ended December 31, 2002: US$1.50321: £1.00; for fiscal year ended December 31, 2003: US$1.6412: £1.00.

(3)	Other annual compensation for 2003 included an automobile allowance of $45,954. Other annual compensation for 2002 included an automobile allowance of $42,090. No other perquisites exceeded 25% of the total perquisites for 2003 or 2003.

(4)	All other compensation for 2003 consisted of $113,735 representing a discretionary retention bonus under the KERP.

(5)	All other compensation for 2003 consisted of: (a) $61,000 representing a discretionary retention bonus under the KERP; and (b) $504 representing term life insurance premiums paid by the Company for the benefit of Mr. Gisch. Other compensation for 2002 consisted of: (a) $61,000 representing a discretionary retention bonus under the KERP; (b) $716 representing Company contributions for Mr. Gisch’s account under the Company’s 401(k) Plan; and (c) $312 representing term life insurance premiums paid by the Company for the benefit of Mr. Gisch. Other compensation for 2001 consisted of: (a) $15,467 representing payments from an escrow account established in connection with the 1997 Recapitalization to satisfy certain tax obligations incurred in connection with the 1997 Recapitalization; (b) $750 representing Company contributions for Mr. Gisch’s account under the Company’s 401(k) Plan; and (c) $312 representing term life insurance premiums paid by the Company for the benefit of Mr. Gisch.

(6)	All other compensation for 2003 consisted of (a) $58,000 representing a discretionary retention bonus under the KERP; and (b) $503 representing term life insurance premiums paid by the Company for the benefit of Mr. Moisan. Other compensation for 2002 consisted of: (a) $58,000 representing a discretionary retention bonus under the KERP; (b) $312 representing term life insurance premiums paid by the Company for the benefit of Mr. Moisan; and (c) $160,425 representing a relocation allowance. Other compensation for 2001 consisted of: (a) $2,281 representing payments from an escrow account established in connection with the 1997 Recapitalization to satisfy certain tax obligations incurred in connection with the 1997 Recapitalization; (b) $750 representing Company contributions for Mr. Moisan’s account under the Company’s 401(k) Plan; and (c) $312 representing term life insurance premiums paid by the Company for the benefit of Mr. Moisan.

(7)	All other compensation for 2003 consisted of (a) $45,000 representing a discretionary retention bonus under the KERP and (b) $336 representing term life insurance premiums paid by the Company for the benefit of Mr. Donnelly. Other compensation for 2002 consisted of (a) $45,000 representing a discretionary retention bonus under the KERP and (b) $249 representing term life insurance premiums paid by the Company for the benefit of Mr. Donnelly. Other compensation for 2001 consisted of $163 representing term life insurance premiums paid by the Company for the benefit of Mr. Donnelly.

(Footnotes continued on the next page.)

(Footnotes continued from the preceding page.)

(8)	All other compensation for 2003 consisted of: (a) $55,000 representing a discretionary retention bonus under the KERP; and (b) $336 representing term life insurance premiums paid by the Company for the benefit of Mr. Wright. Other compensation for 2002 consisted of: (a) $55,000 representing a discretionary retention bonus under the KERP; (b) $750 representing Company contributions for Mr. Wright’s benefit under the Company’s 401(k) Plan; and (c) $312 representing term life insurance premiums paid by the Company for the benefit of Mr. Wright. Other compensation for 2001 consisted of: (a) $20,398 representing payments from an escrow account established in connection with the 1997 Recapitalization to satisfy certain tax obligations incurred in connection with the 1997 Recapitalization; (b) $750 representing Company contributions for Mr. Wright’s account under the Company’s 401(k) Plan; and (c) $312 representing term life insurance premiums paid by the Company for the benefit of Mr. Wright.

Stock Options

Stock Option Grants.    The following table shows stock option grants to the Named Executive Officers during fiscal 2003. As explained more fully in the footnotes to the following table, the number of shares of common stock that may be acquired by any of the Named Executive Officers pursuant to the option grants listed below will be less than the aggregate total of the individual grants, depending upon the level of the Company’s repayment of its senior credit facility.

Option/SAR Grants in Last Fiscal Year

	Number of Securities Underlying Options/SARs Granted (#)(1)		Percentage of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/sh)	Expiration Date	Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
Name						5% ($)	10% ($)
Bruce D. McMaster	170,069	(2)	6.5%	$0.490	12/19/2013	$1,301,789	$2,122,242
	170,069	(2)	6.5%	$5.000	12/19/2013	$534,777	$1,355,231
	170,069	(2)	6.5%	$5.750	12/19/2013	$407,226	$1,227,679
	112,276	(3)	4.3%	$0.001	12/19/2008	$914,317	$1,455,963

David Blair	45,353	(4)	1.7%	$0.490	12/19/2013	$347,138	$565,922
	45,353	(4)	1.7%	$5.000	12/19/2013	$142,605	$361,389
	45,353	(4)	1.7%	$5.750	12/19/2013	$108,592	$327,376
	29,940	(3)	1.1%	$0.001	12/19/2008	$243,816	$388,253

Joseph P. Gisch	39,684	(5)	1.5%	$0.490	12/19/2013	$303,745	$495,180
	39,684	(5)	1.5%	$5.000	12/19/2013	$124,779	$316,214
	39,684	(5)	1.5%	$5.750	12/19/2013	$95,017	$286,453
	26,198	(3)	1.0%	$0.001	12/19/2008	$213,343	$339,728

Michael Moisan	45,353	(4)	1.7%	$0.490	12/19/2013	$347,138	$565,922
	45,353	(4)	1.7%	$5.000	12/19/2013	$142,605	$361,389
	45,353	(4)	1.7%	$5.750	12/19/2013	$108,592	$327,376
	29,940	(3)	1.1%	$0.001	12/19/2008	$243,816	$388,253

Timothy J. Donnelly	22,675	(6)	0.9%	$0.490	12/19/2013	$173,565	$282,955
	22,675	(6)	0.9%	$5.000	12/19/2013	$71,301	$180,691
	22,675	(6)	0.9%	$5.750	12/19/2013	$54,295	$163,684
	14,970	(3)	0.6%	$0.001	12/19/2008	$121,908	$194,127

Terry L. Wright	22,675	(6)	0.9%	$0.490	12/19/2013	$173,565	$282,955
	22,675	(6)	0.9%	$5.000	12/19/2013	$71,301	$180,691
	22,675	(6)	0.9%	$5.750	12/19/2013	$54,295	$163,684
	14,970	(3)	0.6%	$0.001	12/19/2008	$121,908	$194,127

(Footnotes continued on the next page.)

(Footnotes continued from the preceding page.)

(1)	The Company is required by the SEC to use 5% and 10% assumed rate of appreciation over the ten year option term. This does not represent the Company’s estimate or projection of the future common stock price. If the common stock does not appreciate, the Named Executive Officers will receive no benefit from the options.

(2)	Subject to the exercise limitations described in the following sentence, one-third (33 1/3%) of the total vests on December 12, 2003, 33 1/3% of the total vests on June 12, 2005 and 33 1/3% of the total vests on December 12, 2006. Only 162,357 of the total shares will become exercisable if the Company has repaid at least 50% but less than 100% of its total commitments (the “Commitments”) under its Senior Credit Agreement, dated as of December 12, 2003, among certain subsidiaries of the Company, JPMorgan Chase Bank, as Administrative Agent, and the Lenders named therein, or the Senior Credit Agreement by December 12, 2005, which is known as the Bank Determination Date and (ii) only 149,701 of the total shares will become exercisable if the Company has repaid 100% of the Commitments by the Bank Determination Date.

(3)	One hundred percent (100%) of the total will become exercisable on the Bank Determination Date if the Company has repaid 100% of the Commitments by the Bank Determination Date, fifty percent of the total will become exercisable on the Bank Determination Date if the Company has repaid at least 50% but less than 100% of the Commitments by the Bank Determination Date and none of the total will become exercisable if less than 50% of the Commitment have been repaid by the Bank Determination Date.

(4)	Subject to the exercise limitations described in the following sentence, one-third (33 1/3%) of the total vests on December 12, 2003, 33 1/3% of the total vests on June 12, 2005 and 33 1/3% of the total vests on December 12, 2006. Only 43,296 of the total shares will become exercisable if the Company has repaid at least 50% but less than 100% of the Commitments the Senior Credit Agreement by the Bank Determination Date, and only 39,920 of the total shares will become exercisable if the Company has repaid 100% of the Commitments by the Bank Determination Date.

(5)	Subject to the exercise limitations described in the following sentence, one-third (33 1/3%) of the total vests on December 12, 2003, 33 1/3% of the total vests on June 12, 2005 and 33 1/3% of the total vests on December 12, 2006. Only 37,884 of the total shares will become exercisable if the Company has repaid at least 50% but less than 100% of the Commitments the Senior Credit Agreement by the Bank Determination Date, and only 34,931 of the total shares will become exercisable if the Company has repaid 100% of the Commitments by the Bank Determination Date.

(6)	Subject to the exercise limitations described in the following sentence, one-third (33 1/3%) of the total vests on December 12, 2003, 33 1/3% of the total vests on June 12, 2005 and 33 1/3% of the total vests on December 12, 2006. Only 21,647 of the total shares will become exercisable if the Company has repaid at least 50% but less than 100% of the Commitments the Senior Credit Agreement by the Bank Determination Date, and only 19,960 of the total shares will become exercisable if the Company has repaid 100% of the Commitments by the Bank Determination Date.

Option Exercises/Fiscal Year End Value.    The following table shows stock option exercises and the value of unexercised stock options held by the Named Executive Officers during fiscal 2003.

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-End (#)			Value of Unexercised In-the-Money Options/SARs at Fiscal Year-End ($)
			Exercisable	Unexercisable (1)		Exercisable	Unexercisable (1)
Bruce D. McMaster	—	—	149,701	472,781	(2)	$1,639,725	$5,599,073
David Blair	—	—	39,920	126,079	(3)	$437,257	$1,493,131
Joseph P. Gisch	—	—	34,931	110,319	(4)	$382,611	$1,306,490
Michael Moisan	—	—	39,920	126,079	(3)	$437,257	$1,493,131
Timothy J. Donnelly	—	—	19,960	63,035	(5)	$218,629	$746,516
Terry L. Wright	—	—	19,960	63,035	(5)	$218,629	$746,516

(1)	As explained more fully in the footnotes to the preceding table, the number of shares of common stock that will become exercisable by any of the Named Executive Officers pursuant to the outstanding options will be less than the number of unexercisable options indicated, depending upon the level of the Company’s repayment of its senior credit facility.

(2)	The maximum number of outstanding options held by Mr. McMaster that may become exercisable upon 100% repayment of the Commitments is 561,378.

(3)	The maximum number of outstanding options held by Messrs. Blair and Moisan that may become exercisable upon 100% repayment of the Commitments is 149,700.

(4)	The maximum number of outstanding options held by Mr. Gisch that may become exercisable upon 100% repayment of the Commitments is 130,991.

(5)	The maximum number of outstanding options held by Messrs. Donnelly and Wright that may become exercisable upon 100% repayment of the Commitments is 74,850.

Employment Contracts and Termination of Employment and Change of Control Arrangements

None of the Company’s Named Executive Officers is currently a party to an employment agreement with the Company.

In December 2002, we implemented a plan designed to retain employees, known as the Key Employee Retention Program, or KERP. The KERP is a discretionary retention bonus program which paid a stay bonus in three installments, on December 31, 2002, July 1, 2003 and January 1, 2004. Each of our senior executives, including each of the Named Executive Officers, have received retention bonuses under the KERP, the amounts of which are described in the Summary Compensation Table.

We also implemented the Dynamic Details, Inc. Severance Plan for Employees dated December 19, 2002. Under the Severance Plan, our senior executives, including each of the Named Executive Officers, may be entitled to receive a severance payment in the event the executive’s employment is terminated by us without cause or the executive voluntarily terminates his employment for good reason, as defined in the Severance Plan, before December 19, 2004. Under the Severance Plan, the size of severance payment that would be due to an executive upon termination ranges from 6 months salary to 24 months salary, depending on the executive’s position with DDi. Under the severance plan, Mr. McMaster would be entitled to 24 months salary under the severance plan and each of the other Named Executive Officers would be entitled to 12 months salary.

Compensation Committee Interlocks and Insider Participation

From the beginning of fiscal 2003 until December 12, 2003, the Company’s Compensation Committee was comprised of Prescott Ashe and Edward W. Conard. Since December 19, 2003, the Compensation Committee

has been comprised of Robert Guerzuraga, Jay B. Hunt and Andrew Lietz. No member of the Compensation Committee has ever been an officer of the registrant or any of its subsidiaries.

In March 2000, the Company entered into a stockholders agreement with a number of the Company’s stockholders, including Bain Capital Fund V, L.P., Bain Capital Fund V-B, L.P., BCIP Associates and BCIP Trust Associates, L.P. (collectively, the “Bain Funds”). Under the stockholders agreement, the Company granted registration rights with respect to the shares of Common Stock held by these stockholders. The Bain Funds were one of the Company’s largest stockholders prior to our emergence from Chapter 11 Bankruptcy, two of our former directors who served on the Compensation Committee during 2003 are or were affiliated with the Bain Funds. Edward W. Conard is affiliated with the Bain Funds. Prescott Ashe was formerly affiliated with the Bain Funds.

Report of the Compensation Committee

This Report on Executive Compensation shall not be deemed incorporated by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

During fiscal 2003, the Board of Directors and the Compensation Committee each participated in the determination of compensation of the Company’s executive officers, including the Company’s Chief Executive Officer. The Compensation Committee’s role was to administer the Company’s stock option plans and to make recommendations to the Board regarding all other compensation matters relating to the executive officers of the Company. During 2003, the Board of Directors did not modify or reject in any material way any action or recommendation made by the Compensation Committee.

The Board of Directors and the Compensation Committee view the compensation process to be evolutionary. Recognizing that this is a complex area and that there is no perfect program that meets the needs of every company, change should be expected from time to time. The Board and the Compensation Committee evaluate performance in a changing economic and regulatory environment. In August 2003, the Company and one of its subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code and emerged from bankruptcy in December 2003. In light of the developments leading up to the filing of the bankruptcy petitions and in connection with developments during the bankruptcy proceeding, retention of key employees of the Company was an important consideration for the Board and the Compensation Committee in making compensation decisions.

During fiscal 2003, the Company’s compensation philosophy for all of the Company’s executive officers was based upon three primary themes: (a) offer base compensation sufficient to attract and retain high quality management talent; (b) provide a retention bonus program to retain key management talent; (c) provide long-term incentive awards in the form of stock options and restricted stock which are linked with the Company’s performance and that align executive remuneration with the interests of the stockholders; and (d) provide a benefits package which is competitive with similarly situated companies.

Tax Law Limits On Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”) limits deductions for certain executive compensation in excess of $1 million. Certain types of compensation in excess of $1 million are deductible only if performance criteria related to such compensation are specified in detail and stockholders have approved the compensation arrangements. The Company believes that it is in the best interests of its stockholders to structure compensation plans to achieve deductibility under Section 162(m), except where the benefit of such deductibility is outweighed by the need for flexibility or the attainment of other corporate objectives.

The Board will continue to monitor issues concerning the deductibility of executive compensation and will take appropriate action if and when it is warranted. Since corporate objectives may not always be consistent with the requirements for full deductibility, the Board is prepared, if it deems appropriate, to enter into compensation arrangements or pay compensation under which payments may not be deductible under Section 162(m); such deductibility will not be the sole factor used by the Board in ascertaining appropriate levels or modes of compensation.

Compensation Program Components

In fiscal 2003, the components of the Company’s executive compensation program consisted of (a) base salary; (b) payments under the Key Employee Retention Program, or the KERP, adopted by the Board in December 2002; and (c) awards under the Company’s discretionary 2003 Management Equity Incentive Plan.

In fiscal 2003, there were no awards of compensation to the Chief Executive Officer or the Company’s other executive officers which were directly related to the Company’s performance. However, the Board and the Compensation Committee consider the Company’s performance as a factor in granting the number of stock options and shares of restricted stock and making determinations regarding annual base salary and the bonus payments under the KERP. Of course, the compensation benefits related to stock option grants and awards of restricted stock are related to the Company’s performance as reflected in the price of the Common Stock.

Base Salary.    Base salary determinations for the Company’s Chief Executive Officer and all of the Company’s other executive officers have been set based upon the Board’s and the Compensation Committee’s evaluation of performance and competitive market conditions. In fiscal 2002, the Company’s Chief Executive Officer voluntarily did not receive his monthly base salary for approximately seven months. In fiscal 2003, the Board reinstated the Chief Executive Officer’s base salary with an increase to reflect the Board’s view as to the importance of the Chief Executive Officer to the Company’s operations.

Key Employee Retention Program.    In December 2002, the Board adopted a Key Employee Retention Program, or KERP. The KERP is a one-time discretionary bonus program which determined stay bonuses for key employees. Determinations of bonuses were made in December 2002, payable to the key employee in three installments, on December 31, 2002, July 1, 2003 and January 1, 2004 if the employee is still employed by the Company on such payment date. The KERP bonus for the Company’s Chief Executive Officer was $504,000, 50% payable in December 2002, and 25% payable in each of July 2003 and January 2004.

Stock Options.    In connection with the Chapter 11 bankruptcy proceedings, all stock options under the Company’s stock option plans were terminated. After emerging from the Chapter 11 bankruptcy proceedings, the Company adopted the 2003 Management Equity Incentive Plan. In December 2003, the Compensation Committee awarded 622,482 options to purchase shares of common stock to the Company’s Chief Executive Officer and approved the award of 375,000 shares of restricted stock to the Company’s Chief Executive Officer which were issued in January 2004. The Board and the Compensation Committee viewed the awards of options and restricted stock as a necessary supplement to the base salary and KERP bonus to provide a competitive compensation package, as well as a reward and an incentive for superior on-the-job performance.

DDi Corp.	DDi Corp.
Board of Directors	Board of Directors
Through December 12, 2003,	From December 12, 2003,
the effective date of the Plan of	upon emergence from
Reorganization	the Chapter 11 bankruptcy

Prescott Ashe(1)	Robert J. Amman
Edward W. Conard(1)	David Blair
Robert Guezuraga	Robert Guezuraga(1)
Murray Kenney	Jay B. Hunt(1)
Bruce D. McMaster	Andrew E. Lietz(1)
Stephen M. Zide	Bruce D. McMaster.
Carl R. Vertuca, Jr.

(1) Member of the Compensation Committee.	(1) Member of the Compensation Committee.

Performance Graph

The Company emerged from reorganization proceedings under Chapter 11 bankruptcy on December 12, 2003. Pursuant to the Joint Plan of Reorganization approved by the Bankruptcy Court, the previous common stock was cancelled and new common stock became available for issuance. On December 15, 2003, the shares of our common stock that were issued under our plan of reorganization began trading on the OTC Bulletin Board under the symbol “DDIO.” On March 5, 2004 our common stock commenced trading on the Nasdaq National Market under the symbol “DDIC.”

Because the shares of common stock of the Company outstanding prior to December 12, 2003 (the effective date of the Joint Plan of Reorganization), were cancelled as part of the bankruptcy and its performance is not comparable to that of the new common stock of the reorganized Company. The following graph compares the cumulative total stockholder return on the Company’s Common Stock since December 12, 2003 with the cumulative total return on (a) the Nasdaq Composite Index, (b) the S&P 500 Index, and (c) the Standard and Poor Electronics Component Index. The comparison assumes $100 was invested on December 12, 2003, in DDi Corp. stock and in each of the indices shown and assumes that all of the dividends were reinvested.

The comparisons in this table are required by the SEC and, therefore, are not intended to forecast or be indicative of possible future performance of the Common Stock.

Comparison of Cumulative Total Return

TRANSACTIONS WITH MANAGEMENT

AND OTHERS

On November 30, 2001, pursuant to the terms of a Secured Promissory Note and Pledge Agreement, we loaned the sum of $600,000 to Bruce D. McMaster, President and Chief Executive Officer and member of our Board of Directors. The note which bears interest at the Applicable Federal Rate (2.7% per annum), matured in November 2002, but has not been repaid to date. The note is collateralized by 5,059 shares of Common Stock of DDi Corp. As of March 2, 2004, the outstanding principal and accrued interest due under the note was approximately $635,000. The terms relating to this loan were not negotiated at arm’s-length and were more favorable to Mr. McMaster than terms that could be obtained by an unaffiliated third party.

We believe that the above-referenced transaction will not have a material effect on our financial condition.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than ten percent of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities of DDi Corp. Officers, directors and greater-than-ten-percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required during Fiscal 2003 or prior fiscal years, and except as disclosed in the following paragraph, the Company’s officers, directors and greater-than-ten-percent beneficial owners complied with all Section 16(a) filing requirements.

The following persons made late filings of reports under Section 16(a) of the Exchange Act that related to transactions that occurred during Fiscal 2003: (a) Rebecca Yang, the Company’s Corporate Controller, filed a late Form 3 in March 2003 in connection with her initial appointment as Corporate Controller; (b) Robert J. Amman, David Blair, Jay B. Hunt, Andrew E. Lietz and Carl Vertuca, Jr., each of whom is one of the Company’s directors, each filed a late Form 3 in December 2003 in connection with his initial appointment as a director; and (c) Timothy Donnelly and Jay Latin, each of whom is one of the Company’s executive officers, each filed a late Form 3 in December 2003 in connection with his initial appointment as an executive officer.

SUBMISSION OF STOCKHOLDER PROPOSALS AND

DIRECTOR NOMINATIONS FOR THE 2005 ANNUAL MEETING

The Company’s current Bylaws include (a) a provision setting forth certain procedures relating to the nomination of directors (the “Nomination Bylaw”) and (b) a provision setting forth certain procedures for properly bringing business before an annual meeting of the stockholders (the “Stockholder Proposal Bylaw”).

Nominations for Directors for the 2005 Annual Meeting

Under the Company’s current Bylaws, no person will be eligible for election as a director unless nominated in accordance with the provisions of the Nomination Bylaw. Nominations of persons for election to the Board of Directors may be made by (a) the Board of Directors or (b) any stockholder who (1) will be entitled to vote for the election of directors at the Annual Meeting and (2) complies with the notice procedures set forth in the Nomination Bylaw. Nominations by stockholders must be made in written form to the Secretary of the Company. Under the Nomination Bylaw, to be timely for an annual meeting, a stockholder’s notice must be delivered to or mailed and received at the Company’s principal executive offices not more than 90 days nor less than 60 days prior to the first anniversary of the date of the Company’s immediately preceding annual meeting of stockholders; provided, however, that in the event the annual meeting is called for a date that is not within 30 calendar days of the anniversary date of the date on which the immediately preceding annual meeting of stockholders was held, to be timely, notice by the stockholder must be so received at the Company’s principal executive offices at DDi Corp., 1220 Simon Circle, Anaheim, California 92806, Attn: Corporate Secretary not later than the close of business on the 10th calendar day following the day on which public announcement of the date of the annual meeting is first made.

To be effective, the written notice must include: (a) as to each person, if any, whom the stockholder intends to nominate for election or reelection as a director: (1) the name, age, business address and residence address of such person, (2) the principal occupation or employment of such person, (3) the number of shares of stock of the corporation which are beneficially owned by such person, and any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including without limitation such person’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); and (b) as to the stockholder giving notice, (1) the name and address, as they appear on the corporation’s books, of the stockholder proposing such nomination, and (2) the class and number of shares of the corporation which are beneficially owned by the Stockholder.

Under the Nomination Bylaw, in order to be timely for the 2005 Annual Meeting, a stockholder’s notice regarding a director nomination must be delivered to or mailed and received at the Company’s principal executive offices not later than March 27, 2005.

Stockholder Proposals for the 2005 Annual Meeting

Under the terms of the Stockholder Proposal Bylaw, to be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors; (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors; or (c) otherwise properly brought before an annual meeting by a stockholder. For business (other than the nomination of directors, which is governed by the Nomination Bylaw) to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company.

To be timely, a stockholder’s notice must be delivered to or mailed and received at the Company’s principal executive offices not less than 60 days nor more than 90 days prior to the anniversary of the date of the Company’s immediately preceding annual meeting of stockholders; provided, however, that in the event the annual meeting is called for a date that is not within 30 calendar days of the anniversary date of the date on which the immediately preceding annual meeting of stockholders was held, to be timely, notice by the stockholder must be so received not later than the close of business on the 10th calendar day following the day on which public announcement of the date of the annual meeting is first made. Under the Stockholder Proposal Bylaw, in order to be timely for the 2005 Annual Meeting, a stockholder’s notice regarding a proposal must be delivered to or mailed and received at the Company’s principal executive offices not later than March 27, 2005.

To be effective, the written notice must include, as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Company’s books, of the stockholder proposing such business, (c) the class and number of shares of the Company which are beneficially owned by the stockholder, (d) any material interest of the stockholder in such business, and (e) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Exchange Act in his or her capacity as a proponent of a stockholder proposal.

Any stockholder wishing to bring business before the 2005 Annual Meeting, who would like the Company to consider the inclusion of such proposal in its proxy statement for the meeting under Rule 14a-8 under the Exchange Act, also must provide written notice of such proposal to the Company at the Company’s principal executive offices on or prior to December 31, 2004.

With respect to any proposal that a stockholder of the Company presents at the 2005 Annual Meeting that is not submitted for inclusion in the Company’s proxy materials pursuant to Rule 14a-8 under the Exchange Act, the proxy for the 2004 Annual Meeting will confer discretionary voting authority to vote on such proposal unless (a) the Company is notified of such proposal no later than March 19, 2005, and (b) the proponent complies with the other requirements set forth in Rule 14a-4 under the Exchange Act.

AVAILABILITY OF ANNUAL REPORT

You may obtain, without charge, a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, including the financial statements and the financial statement schedules required to be filed with the SEC pursuant to rule 13a-1 of the Exchange Act. You may also obtain copies of exhibits to the Form 10-K, but the Company will charge a reasonable fee to stockholders requesting such exhibits. You should direct your request in writing to the Company at the Company’s address set forth on the first page of this Proxy Statement, attention: Timothy J. Donnelly, Secretary.

OTHER MATTERS

The Board of Directors does not intend to present any items of business other than those stated in the Notice of Annual Meeting of Stockholders. If other matters are properly brought before the meeting, the persons named in the accompanying proxy will vote the shares represented by it in accordance with their best judgment. Discretionary authority to vote on other matters is included in the proxy.

By Order of the Board of Directors,

Timothy J. Donnelly

Secretary

Anaheim, California

April 30, 2004

APPENDIX A

CHARTER FOR THE

AUDIT COMMITTEE

OF

THE BOARD OF DIRECTORS OF

DDI CORP.

I.	Introduction

Executive management of DDi Corp. (“DDi Corp.”) is primarily responsible for the completeness and accuracy of DDi Corp.’s financial reporting and the adequacy of its, internal financial and operating controls. DDi Corp.’s Board of Directors (the “Board”) has responsibility to oversee management’s exercise of these responsibilities. To assist the Board, DDi Corp. has established an Audit Committee (the “Committee”). The authority and responsibilities of the Committee are described in this Charter.

II.	Purpose

This Charter broadly defines the Committee’s objectives, the range of its authority, the scope of its activities, and its duties and responsibilities. The Committee and the Board shall review and assess the adequacy of this Charter annually.

The purpose of the Committee is to assist the Board in overseeing: (i) the integrity of DDi Corp.’s accounting and financial reporting processes, the audits of the financial statements as well as systems of internal controls regarding finance, accounting, and legal compliance; (ii) DDi Corp.’s compliance with legal and regulatory requirements; (iii) the qualifications, independence and performance of DDi Corp.’s independent public accountants; (iv) DDi Corp.’s financial risk; and (v) DDi Corp.’s internal audit function. In carrying out this purpose, the Committee shall maintain and facilitate free and open communication between the Board, the independent public accountants, and the management of DDi Corp.

III.	Membership, Size, Composition and Term of Appointment

The Committee shall consist of no fewer than three directors, each of whom shall be appointed by the Board, following the recommendation of DDi Corp.’s Nominating and Corporate Governance Committee, and independent as defined by the rules and regulations of National Association of Securities Dealers, Inc and its affiliate, the Nasdaq Stock Market, Inc. (collectively, “Nasdaq”) and the Sarbanes-Oxley Act of 2002 and regulations thereunder (the “Sarbanes-Oxley Act”). Each member shall be financially literate and able to read and understand fundamental financial statements, including DDi Corp.’s balance sheet, income statement and cash flow statement. In addition, at least one member shall be an “audit committee financial expert” and shall have accounting or related financial management expertise as defined by the relevant rules promulgated by the Securities and Exchange Commission (the “SEC”) and Nasdaq. The Board shall appoint the Committee’s Chairperson and members annually.

IV.	Duties and Responsibilities

The Committee shall perform activities required by applicable law, rules or regulations, including the rules of the SEC and Nasdaq, and perform such other activities that are consistent with this Charter, and DDi Corp.’s Bylaws and governing laws, as the Committee or the Board deem necessary or appropriate. Without limiting the foregoing, the Committee’s responsibilities are to:

A.    Independent Auditors

1.    Retain a firm of independent public accountants to serve as DDi Corp.’s principal independent auditors. The independent auditors are accountable to the Committee, which has the ultimate authority and responsibility to retain, compensate, evaluate and terminate the auditors.

2.    Approve the scope of audit work and review the reports and recommendations of DDi Corp.’s principal independent auditors, as well as their performance of requested services.

3.    Give prior approval of all audit services and any non-audit services (including tax compliance and planning) as required under the SarbanesOxley Act that are performed by the independent public accountants for DDi Corp. at any time (or subsequently approve audit and non-audit services in those circumstances where a subsequent approval is necessary and permissible) and establish policies for obtaining such approval.

4.    Discuss with the independent auditors the annual audited financial statements and quarterly financial statements, including DDi Corp.’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

5.    Review any reports submitted by the independent public accountants, including any report relating to (i) all critical accounting policies and practices used, (ii) all alternative treatments of financial information with generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent public accountants, and (iii) other material written communications between the independent public accountants and management, such as any management letter, schedule of unadjusted differences, and the adequacy of internal controls and procedures.

6.    On an annual basis, discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 including: the auditors’ responsibilities, difficulties and problems encountered in performing the audit, including any restrictions on the scope of the independent auditors’ activities or on access to requested information and management’s response.

7.    On an annual basis, discuss with the auditors the auditors’ independence and obtain the letter required by the Independence Standards Board Standard No. 1 confirming the auditors’ independence.

8.    On an annual basis, review and discuss with the auditors a written report describing (i) the firm’s quality control procedures, (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditors, or raised by a governmental or professional authority investigation or inquiry within the past five years with respect to independent audits carried out by the independent auditors, along with any steps taken to deal with such issues, and (iii) all relationships between the independent auditors and DDi Corp. and how those relationships affect the auditors’ independence.

B.    Management

1.    Discuss the following with management:

(i)    the annual audited financial statements and quarterly financial statements, including DDi Corp.’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations;”

(ii)    major issues regarding accounting and auditing principles and practices, including all critical accounting policies;

(iii)    the adequacy of internal controls and procedures that are used to ensure the accuracy and completeness of DDi Corp.’s financial statements;

(iv)    the annual and quarterly certifications by the Chief Executive Officer and Chief Financial Officer regarding the accuracy and completeness of DDi Corp.’s financial statements and SEC reports and the adequacy of internal controls and procedures; and

(v)    DDi Corp.’s press releases with respect to earnings announcements, as well as financial information and earnings guidance provided to analysts and rating agencies.

2.    Review and approve all related party transactions for which audit committee approval is required by applicable law or the rules of Nasdaq.

3.    Review DDi Corp.’s policies with respect to risk assessment and risk management. Discuss DDi Corp.’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

C.    Internal Auditors

1.    Assess the need for an internal audit function for DDi Corp. and the appropriate number and qualifications of its staff.

2.    Approve the annual expense budget for an internal audit function and the duties of the chief internal auditor.

3.    Approve the annual internal audit plan and receive quarterly updates on the results of internal audit work.

4.    Review reports prepared by internal auditors.

D.    Other Responsibilities

1.    Review the findings resulting from any examinations of DDi Corp.’s financial statements by federal regulatory agencies, including the SEC and the Internal Revenue Service.

2.    Establish procedures for receiving and responding to complaints and concerns regarding accounting, internal accounting controls, or auditing matters, including confidential, anonymous submission of complaints.

3.    Prepare and publish an annual Committee report in DDi Corp.’s annual proxy statement, as required by the rules of the SEC.

4.    Report the findings of the Committee to the Board on a regular basis and make such recommendations to the Board as deemed appropriate.

5.    Perform such other duties in connection with DDi Corp.’s financial reporting, audit procedures and system of internal control as are requested from time to time by the Board.

6.    Set policies for the hiring of employees or former employees of DDi Corp.’s principal independent auditors.

7.    Review and reassess the adequacy of this Charter at least annually, and submit any changes to the Board for approval.

8.    Annually evaluate the performance of the Committee and report the results of this evaluation to the Nominating and Corporate Governance Committee.

9.    The Committee is hereby designated and shall constitute a “qualified legal compliance committee” within the meaning of rules issued by the SEC. As DDi Corp.’s Qualified Legal Compliance Committee (the “QLCC”), the Committee shall be responsible for handling reports submitted by legal counsel of evidence of a material violation of the securities laws or a breach of a fiduciary duty by DDi Corp. or any of its directors, officers, employees or agents. The QLCC shall inform the Board, Chief Executive Officer and General Counsel of any report of evidence of these violations, determine whether an investigation is necessary, and take appropriate action to address these reports. If the QLCC determines that an investigation is necessary or appropriate, it is authorized to initiate an investigation. At the conclusion of any such investigation, the QLCC shall inform the Board, the Chief Executive Officer and the General Counsel of the results of the investigation and recommend the appropriate remedial measures to be taken. The QLCC is authorized to take all other appropriate action, including notifying the SEC, if DDi Corp. fails in any material respect to implement an appropriate response recommended by the QLCC.

V.	Meetings and Procedures

The Committee shall meet as often as it deems appropriate or necessary, but no less than quarterly. A majority of the members shall constitute a quorum. The Committee may ask members of management or others to attend the meetings. The Committee Chairperson shall establish an agenda for each meeting after consultation with each Committee member and management. Minutes shall be kept of each Committee meeting and the Committee will report the actions taken at its meetings at the next regularly scheduled Board meeting. The Committee also may act by unanimous written consent.

VI.	Outside Advisors and Counsel

The Committee is authorized to seek the assistance of and retain the services of any outside legal, accounting or other advisors as the Committee or its Chairperson may deem appropriate, and DDi Corp. shall pay the fees and expenses of such advisors.

APPENDIX B

DDi CORP.

2003 DIRECTORS EQUITY INCENTIVE PLAN

1.	Purpose.

This plan shall be known as the DDi Corp. 2003 Directors Equity Incentive Plan (the “Plan”). The purpose of the Plan shall be to promote the long-term growth and profitability of DDi Corp. (the “Company”) and its Subsidiaries by (i) providing Non-Employee Directors of the Company with grants of non-qualified stock options as incentives to maximize stockholder value and otherwise contribute to the success of the Company and (ii) enabling the Company to attract, retain and reward the best available Non-Employee Directors.

2.	Definitions

(a)    “Board of Directors” and “Board” mean the board of directors of the Company.

(b)    “Cause” means the occurrence of one or more of the following events:

(i)    indictment of conviction of any felony (it being understood that if such Participant is not convicted of a felony within two (2) years of indictment (or later if any state or federal agency is actively prosecuting such felony), such options shall be reinstated),

(ii)    fraud, misappropriation, or embezzlement that, if such Participant were an officer or employee of the Company or its Subsidiaries, would warrant termination from the Company or its Subsidiaries based upon the existing policies of the Company and its subsidiaries then in effect,

(iii)    drug or alcohol abuse that, if such Participant were an officer or employee of the Company or its Subsidiaries, would warrant termination from the Company or its Subsidiaries based upon the existing policies of the Company and its Subsidiaries then in effect,

(iv)    any willful misconduct or willful acts that materially impair the assets of operations of the Company and its Subsidiaries, taken as a whole,

(v)    acts of discrimination or sexual harassment that, if such Participant were an officer or employee of the Company or its Subsidiaries, would warrant termination from the Company or its Subsidiaries based upon the existing policies of the Company and its Subsidiaries then in effect,

(vi)    public statements disparaging the Company that are likely to cause material damage to the Company and its Subsidiaries, taken as a whole.

(c)    “Change in Control” means the occurrence of one of the following events:

(i)    any “person” or “group” is or becomes the beneficial owner, directly or indirectly, of more than 50% of the total voting power of the voting stock of the Company (for the purposes of this clause, such person shall be deemed to beneficially own any voting stock of a person held by any other person (the “parent entity”), if such person is the beneficial owner, directly or indirectly, of more than 50% of the voting power of the voting stock of such parent entity) or such person or group has the power, directly or indirectly, to elect a majority of the members of the board of directors of the Company;

(ii)    the sale of all or substantially all the assets of the Company to another person, or, the merger or consolidation of the Company with or into another person or the merger of another person with or into the Company, or if the securities of the Company that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the voting stock of the Company are changed into or exchanged for cash, securities, or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving person or transferee that represent, immediately after such transaction, a majority of the aggregate voting power of the voting stock of the surviving person or transferee; or

(iii)    the Company is dissolved or liquidated.

(d)    “Code” means the Internal Revenue Code of 1986, as amended.

(e)    “Common Stock” means the Common Stock, par value $.001 per share, of the Company, and any other shares into which such stock may be changed by reason of a recapitalization, reorganization, merger, consolidation or any other change in the corporate structure or capital stock of the Company.

(f)    “Competition” is deemed to occur if a person whose employment with the Company or its Subsidiaries has terminated obtains a position as a full-time or part-time employee of, as a member of the board of directors of, or as a consultant or advisor with or to, or acquires an ownership interest in excess of 5% of, a corporation, partnership, firm or other entity that engages in any of the businesses of the Company or any Subsidiary with which the person was involved in a management role at any time during his or her last five years of employment with or other service for the Company or any Subsidiaries.

(g)    “Disability” means a disability that would entitle an eligible participant to payment of monthly disability payments under any Company disability plan or as otherwise determined by the Committee.

(h)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(i)    “Family Member” has the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto.

(j)    “Fair Market Value” of a share of Common Stock of the Company means, as of the date in question, (i) if the Common Stock is listed on any national securities exchange or quoted on the Nasdaq National Market or Nasdaq Small Cap Market, weighted average of the closing sales price of the Common Stock or such exchange or market on the five (5) trading days immediately preceding the date of grant; or (ii) otherwise, the fair market value as determined by the Board of Directors of the Company, which determination shall be subject to approval by the Required Lenders; provided, further, that should such lenders not approve the determination of Fair Market Value, any dispute with regard to such valuation determinations shall be resolved by a neutral valuation firm of national standing approved by the Required Lenders; provided, however, that when shares received upon exercise of an option are immediately sold in the open market, the net sale price received may be used to determine the Fair Market Value of any shares used to pay the exercise price or applicable withholding taxes and to compute the withholding taxes.

(k)    “Non-Employee Director” has the meaning given to such term in Rule 16b-3 under the Exchange Act and any successor thereto.

(l)    “Other Company Securities” mean securities of the Company other than Common Stock, which may include, without limitation, unbundled stock units or components thereof, debentures, preferred stock, warrants and securities convertible into or exchangeable for Common Stock or other property.

(m)    “Required Lenders” has the meaning given such term in the Senior Credit Agreement.

(n)    “Senior Credit Agreement” means the Second Amended and Restated Credit Agreement, dated as of December 12, 2003, among certain Subsidiaries of the Company, JPMorgan Chase Bank, as Administrative Agent, and the Lenders and other agents named therein.

(o)    “Subsidiary” means a corporation or other entity of which outstanding shares or ownership interests representing 50% or more of the combined voting power of such corporation or other entity entitled to elect the management thereof, or such lesser percentage as may be approved by the Committee, are owned directly or indirectly by the Company.

(p)    “Time of Determination” means the time and date of the earlier to occur of (A) the date as of which the Fair Market Value is to be computed, (B) the date of the first public announcement of the issuance, sale, distribution or granting in question and (C) the last full trading day on such exchange or market before the commencement of “ex-dividend” trading in the Common Stock relating to the event giving rise to the adjustment required by this Plan.

3.	Administration.

The Plan shall be administered by the Board. Subject to the provisions of the Plan, the Board shall be authorized to (i) select persons to participate in the Plan, (ii) determine the form and substance of grants made under the Plan to each participant, and the conditions and restrictions, if any, subject to which such grants will be made, (iii) certify that the conditions and restrictions applicable to any grant have been met, (iv) modify the terms of grants made under the Plan, (v) interpret the Plan and grants made thereunder, (vi) make any adjustments necessary or desirable in connection with grants made under the Plan to eligible participants located outside the United States and (vii) adopt, amend, or rescind such rules and regulations, and make such other determinations, for carrying out the Plan as it may deem appropriate. Decisions of the Board on all matters relating to the Plan shall be in the Board’s sole discretion and shall be conclusive and binding on all parties. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable federal and state laws and rules and regulations promulgated pursuant thereto. No member of the Board and no officer of the Company shall be liable for any action taken or omitted to be taken by such member, by any other member of the Board or by any officer of the Company in connection with the performance of duties under the Plan, except for such person’s own willful misconduct or as expressly provided by statute.

The expenses of the Plan shall be borne by the Company. The Plan shall not be required to establish any special or separate fund or make any other segregation of assets to assume the payment of any award under the Plan, and rights to the payment of such awards shall be no greater than the rights of the Company’s general creditors.

4.	Shares Available for the Plan.

Subject to adjustments as provided in Section 11, an aggregate of 600,000 shares of Common Stock (the “Option Shares”) may be issued upon the exercise of stock options (the “Stock Options”) granted pursuant to the Plan. Such Shares may be in whole or in part authorized and unissued or held by the Company as treasury shares. If any grant under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited as to any Shares, or is tendered or withheld as to any shares in payment of the exercise price of the grant or the taxes payable with respect to the exercise, then such unpurchased, forfeited, tendered or withheld Shares shall thereafter be available for further grants under the Plan.

Without limiting the generality of the foregoing provisions of this Section 4 or the generality of the provisions of Sections 3, 6 or 13 or any other section of this Plan, the Board may, at any time or from time to time, and on such terms and conditions (that are consistent with and not in contravention of the other provisions of this Plan) as the Board may, in its sole discretion, determine, enter into agreements (or take other actions with respect to the options) for new options containing terms (including exercise prices) more (or less) favorable than the outstanding options.

5.	Participation.

Participation in the Plan shall be limited to those Non-Employee Directors of the Company selected by the Board (the “Participants”). Nothing in the Plan or in any grant thereunder shall confer any right on a Participant to continue as a director of the Company or shall interfere in any way with the right of the Board, if applicable, to reduce the compensation or responsibilities of a Participant at any time. By accepting any award under the Plan, each Participant and each person claiming under or through him or her shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Company or the Board.

Stock Options may be granted to such Participants and for such number of Shares as the Board shall determine (such individuals to whom grants are made being sometimes herein called “optionees” or “grantees,” as the case may be). Determinations made by the Board under the Plan need not be uniform and may be made selectively among eligible individuals under the Plan, whether or not such individuals are similarly situated. A grant of any type made hereunder in any one year to an eligible Participant shall neither guarantee nor preclude a further grant of that or any other type to such Participant in that year or subsequent years.

6.	Stock Options.

The Board may from time to time grant Stock Options to purchase up to 100,000 shares of Common Stock in the aggregate to each Participant. The Stock Options granted shall take such form as the Board shall determine, subject to the terms and conditions set forth in this Plan. It is the Company’s intent that Stock Options granted under the Plan not be classified as incentive stock options under Section 422 of the Code and any successor thereto.

(a)    Price. The price per Share deliverable upon the exercise of each option (“exercise price”) shall be $5.00 per share.

(b)    The Stock Options may only be exercised to the extent they have become vested. The Stock Options shall vest in an increment of 40% on the respective date of grant and in three successive increments of 20% on each twelve-month anniversary thereof.

(c)    Payment. Options may be exercised, in whole or in part, upon payment of the exercise price of the Shares to be acquired. Unless otherwise determined by the Board, payment shall be made (i) in cash (including check, bank draft, money order or wire transfer of immediately available funds), (ii) by delivery of outstanding shares of Common Stock with a Fair Market Value on the date of exercise equal to the aggregate exercise price payable with respect to the options’ exercise, (iii) by simultaneous sale through a broker reasonably acceptable to the Board of Shares acquired on exercise, as permitted under Regulation T of the Federal Reserve Board, (iv) by authorizing the Company to withhold from issuance a number of Shares issuable upon exercise of the options which, when multiplied by the Fair Market Value of a share of Common Stock on the date of exercise, is equal to the aggregate exercise price payable with respect to the options so exercised or (v) by any combination of the foregoing.

In the event a grantee elects to pay the exercise price payable with respect to an option pursuant to clause (ii) above, (A) only a whole number of share(s) of Common Stock (and not fractional shares of Common Stock) may be tendered in payment, (B) such grantee must present evidence acceptable to the Company that he or she has owned any such shares of Common Stock tendered in payment of the exercise price (and that such tendered shares of Common Stock have not been subject to any substantial risk of forfeiture) for at least six months prior to the date of exercise, and (C) Common Stock must be delivered to the Company. Delivery for this purpose may, at the election of the grantee, be made either by (A) physical delivery of the certificate(s) for all such shares of Common Stock tendered in payment of the price, accompanied by duly executed instruments of transfer in a form acceptable to the Company, or (B) direction to the grantee’s broker to transfer, by book entry, such shares of Common Stock from a brokerage account of the grantee to a brokerage account specified by the Company. When payment of the exercise price is made by delivery of Common Stock, the difference, if any, between the aggregate exercise price payable with respect to the option being exercised and the Fair Market Value of the shares of Common Stock tendered in payment (plus any applicable taxes) shall be paid in cash. No grantee may tender shares of Common Stock having a Fair Market Value exceeding the aggregate exercise price payable with respect to the option being exercised (plus any applicable taxes).

In the event a grantee elects to pay the exercise price payable with respect to an option pursuant to clause (iv) above, (A) only a whole number of Share(s) (and not fractional Shares) may be withheld in payment and (B) such grantee must present evidence acceptable to the Company that he or she has owned a number of shares of Common Stock at least equal to the number of Shares to be withheld in payment of the exercise price (and that such owned shares of Common Stock have not been subject to any substantial risk of forfeiture) for at least six months prior to the date of exercise. When payment of the exercise price is made by withholding of Shares, the difference, if any, between the aggregate exercise price payable with respect to the option being exercised and the Fair Market Value of the Shares withheld in payment (plus any applicable taxes) shall be paid in cash. No grantee may authorize the withholding of Shares having a Fair Market Value exceeding the aggregate exercise price payable with respect to the option being exercised (plus any applicable taxes). Any withheld Shares shall no longer be issuable under such option (except pursuant to any Reload Option (as defined below) with respect to any such withheld Shares).

(d)    Terms of Options. The term during which each option may be exercised shall be determined by the Board, but if required by the Code and except as otherwise provided herein, no option shall be exercisable in whole or in part more than ten years from the date it is granted. All rights to purchase Shares pursuant to a Stock Option shall, unless sooner terminated, expire at the date designated by the Board. The Board shall determine the date on which each option shall become exercisable and may provide that an option shall become exercisable in installments. The Shares constituting each installment may be purchased in whole or in part at any time after such installment becomes exercisable, subject to such minimum exercise requirements as may be designated by the Committee. Prior to the exercise of an option and delivery of the Shares represented thereby, the optionee shall have no rights as a stockholder with respect to any Shares covered by such outstanding option (including any dividend or voting rights).

(e)    Termination; Forfeiture.

(i)    Death or Disability. If a Participant ceases to be a director, the Company and any Subsidiary due to death or Disability, all of the Participant’s Stock Options to the extent then vested and exercisable will remain so for a period of one year from the date of such death or Disability, but in no event after the expiration date of the Stock Options; provided that the Participant does not engage in Competition during such one year period unless he or she received written consent to do so from the Board.

(ii)    Discharge for Cause. If a Participant ceases to be a director of the Company due to Cause, all of the Participant’s Stock Options shall expire and be forfeited immediately upon such cessation, whether or not then exercisable.

(iii)    Other Termination. Unless otherwise determined by the Board, if a Participant ceases to be a director of the Company for any reason other than death, Disability or Cause, (A) all of the Participant’s Stock Options that were exercisable on the date of such cessation shall remain exercisable for, and shall otherwise terminate at the end of, a period of 90 days after the date of such cessation, but in no event after the expiration date of the Stock Options; provided that the Participant does not engage in Competition during such 90-day period unless he or she receives written consent to do so from the Board or the Committee, and (B) all of the Participant’s Stock Options that were not exercisable on the date of such cessation shall be forfeited immediately upon such cessation.

(iv)    Change in Control.

(A)    Upon any Change of Control effected solely for cash consideration, (A) all Stock Options shall immediately become fully vested and all deferrals, other than deferrals of amounts that are neither measured by reference to nor payable in shares of Common Stock, shall be accelerated, immediately prior to the Change of Control and (ii) upon consummation of such Change of Control all Awards then outstanding and requiring exercise shall be forfeited unless assumed by an acquiring or surviving entity or its affiliate as provided in the following sentence.

(B)    Upon any Change of Control where the consideration is a combination of cash and securities, (x) the percentage amount of unvested Stock Options that shall become immediately vested shall be equal to the percentage amount that cash consideration represents to the total consideration used in connection with such Change of Control and (y) the percentage amount of unvested Stock Options that shall be converted into unvested Stock Options of the surviving entity resulting from such Change of Control shall be equal to the percentage amount that securities used as consideration represent to the total consideration used in connection with such Change of Control.

(C)    Upon any Change of Control where cash is not used as any form of consideration, all unvested Stock Options shall be converted into unvested Stock Options of the surviving entity resulting from such Change of Control.

(D)    If there is a Change in Control of the Company and a Participant is removed as a director of the Company within one year after such Change in Control, all of the Participant’s Stock Options shall become fully vested and exercisable upon such termination and shall remain so for up to one year after the date of termination, but in no event after the expiration date of the Stock Options. In addition, the Board shall have the authority to grant options that become fully vested and exercisable automatically upon a Change in Control, whether or not the grantee is subsequently terminated.

(f)    Grant of Reload Options. The Board may provide (either at the time of grant or exercise of an option), in its discretion, for the grant to a grantee who exercises all or any portion of an option (“Exercised Options”) and who pays all or part of such exercise price with shares of Common Stock, of an additional option (a “Reload Option”) for a number of shares of Common Stock equal to the sum (the “Reload Number”) of the number of shares of Common Stock tendered or withheld in payment of such exercise price for the Exercised Options plus, if so provided by the Board, the number of shares of Common Stock, if any, tendered or withheld by the grantee or withheld by the Company in connection with the exercise of the Exercised Options to satisfy any federal, state or local tax withholding requirements. The terms of each Reload Option, including the date of its expiration and the terms and conditions of its exercisability and transferability, shall be the same as the terms of the Exercised Option to which it relates, except that (i) the grant date for each Reload Option shall be the date of exercise of the Exercised Option to which it relates and (ii) the exercise price for each Reload Option shall be the Fair Market Value of the Common Stock on the grant date of the Reload Option.

7.	Withholding Taxes.

(a)    Participant Election. Unless otherwise determined by the Board, a Participant may elect to deliver shares of Common Stock (or have the Company withhold shares acquired upon exercise of a Stock Option to satisfy, in whole or in part, the amount the Company is required to withhold for taxes in connection with the exercise of a Stock Option. Such election must be made on or before the date the amount of tax to be withheld is determined. Once made, the election shall be irrevocable. The fair market value of the shares to be withheld or delivered will be the Fair Market Value as of the date the amount of tax to be withheld is determined. In the event a Participant elects to deliver or have the Company withhold shares of Common Stock pursuant to this Section 10(a), such delivery or withholding must be made subject to the conditions and pursuant to the procedures set forth in Section 6(b) with respect to the delivery or withholding of Common Stock in payment of the exercise price of options.

(b)    Company Requirement. The Company may require, as a condition to any grant or exercise under the Plan or to the delivery of certificates for Shares issued hereunder, that the grantee make provision for the payment to the Company, either pursuant to Section 10(a) or this Section 10(b), of federal, state or local taxes of any kind required by law to be withheld with respect to any grant or delivery of Shares. The Company, to the extent permitted or required by law, shall have the right to deduct from any payment of any kind (including salary or bonus) otherwise due to a grantee, an amount equal to any federal, state or local taxes of any kind required by law to be withheld with respect to any grant or delivery of Shares under the Plan.

8.	Written Agreement.

Each director to whom a grant is made under the Plan shall enter into a written agreement with the Company that shall contain such provisions, consistent with the provisions of the Plan, as may be approved by the Board.

9.	Transferability.

Unless the Board determines otherwise, no Stock Option granted under the Plan shall be transferable by a participant other than by will or the laws of descent and distribution or to a participant’s Family Member by gift or a qualified domestic relations order as defined by the Code. Unless the Board determines otherwise, a Stock Option may be exercised only by the optionee or grantee thereof; by his or her Family Member if such person has acquired the Stock Option, by gift or qualified domestic relations order; by the executor or administrator of the estate of any of the foregoing or any person to whom the Stock Option is transferred by will or the laws of descent and distribution; or by the guardian or legal representative of any of the foregoing. All provisions of this Plan shall in any event continue to apply to any Stock Option granted under the Plan and transferred as permitted by this Section 12, and any transferee of any such Stock Option shall be bound by all provisions of this Plan as and to the same extent as the applicable original grantee.

10.	Listing, Registration and Qualification.

If the Board determines that the listing, registration or qualification upon any securities exchange or under any law of Shares subject to any Stock Option is necessary or desirable as a condition of, or in connection with, the granting of same or the issue or purchase of Shares thereunder, no such Stock Option may be exercised in whole or in part and no Shares may be issued, unless such listing, registration or qualification is effected free of any conditions not acceptable to the Board.

11.	Adjustments.

In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets, or any other change in the corporate structure or shares of the Company, the Board shall make such adjustment as it deems appropriate in the number and kind of Shares or other property available for issuance under the Plan (including, without limitation, the total number of Shares available for issuance under the Plan pursuant to Section 4), in the number and kind of Stock Options or other property covered by grants previously made under the Plan, and in the exercise price of outstanding Stock Options. Any such adjustment shall be final, conclusive and binding for all purposes of the Plan. In the event of any merger, consolidation or other reorganization in which the Company is not the surviving or continuing corporation or in which a Change in Control is to occur, all of the Company’s obligations regarding Stock Options that were granted hereunder and that are outstanding on the date of such event shall, on such terms as may be approved by the Committee prior to such event, be assumed by the surviving or continuing corporation or canceled in exchange for property (including cash).

Without limitation of the foregoing, in connection with any transaction of the type specified by clause (iii) of the definition of a Change in Control in Section 2(c), the Board may, in its discretion, (i) cancel any or all outstanding options under the Plan in consideration for payment to the holders thereof of an amount equal to the portion of the consideration that would have been payable to such holders pursuant to such transaction if their options had been fully exercised immediately prior to such transaction, less the aggregate exercise price that would have been payable therefor, or (ii) if the amount that would have been payable to the option holders pursuant to such transaction if their options had been fully exercised immediately prior thereto would be equal to or less than the aggregate exercise price that would have been payable therefor, cancel any or all such options for no consideration or payment of any kind. Payment of any amount payable pursuant to the preceding sentence may be made in cash or, in the event that the consideration to be received in such transaction includes securities or other property, in cash and/or securities or other property in the Board’s discretion.

12.	Amendment and Termination of the Plan.

The Board, without approval of the stockholders, may amend or terminate the Plan, except that no amendment shall become effective without prior approval of the stockholders of the Company if stockholder approval would be required by applicable law or regulations, including if required for continued compliance with the performance-based compensation exception of Section 162(m) of the Code or any successor thereto, under the provisions of Section 422 of the Code or any successor thereto, or by any listing requirement of the principal stock exchange on which the Common Stock is then listed.

13.	Amendment or Substitution of Awards under the Plan.

The terms of any outstanding award under the Plan may be amended from time to time by the Board in its discretion in any manner that it deems appropriate (including, but not limited to, acceleration of the date of exercise of any award and/or payments thereunder or of the date of lapse of restrictions on Shares); provided that, except as otherwise provided in Section 11, no such amendment shall adversely affect in a material manner any right of a participant under the award without his or her written consent. The Board may, in its discretion, permit holders of awards under the Plan to surrender outstanding awards in order to exercise or realize rights under other awards, or in exchange for the grant of new awards, or require holders of awards to surrender outstanding awards as a condition precedent to the grant of new awards under the Plan.

14.	Commencement Date; Termination Date

The date of commencement of the Plan shall be December 19, 2003, subject to approval by the shareholders of the Company.

Unless previously terminated upon the adoption of a resolution of the Board terminating the Plan, the Plan shall terminate at the close of business on December 19, 2013. No termination of the Plan shall materially and adversely affect any of the rights or obligations of any person, without his or her written consent, under any grant of options or other incentives theretofore granted under the Plan.

15.	Severability.

Whenever possible, each provision of the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of the Plan.

16.	Governing Law.

The Plan shall be governed by the corporate laws of the State of Delaware, without giving effect to any choice of law provisions that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

PROXY	PROXY

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS OF

DDI CORP.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF

DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE

The undersigned stockholder(s) of DDi Corp., a Delaware corporation (the “Company”), hereby appoints Joseph P. Gisch and Timothy J. Donnelly, or either of them, proxies, each with full power of substitution, for and in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held on May 26, 2004, and at any and all adjournments, to vote all shares of the common stock and preferred stock of said Company held of record by the undersigned on April 14, 2004, as if the undersigned were present and voting the shares.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED. IN THE ABSENCE OF ANY DIRECTION, THE SHARES WILL BE VOTED FOR PROPOSALS 2, 3 and 4, FOR THE NOMINEES NAMED IN PROPOSAL 1 ON THE REVERSE SIDE AND IN ACCORDANCE WITH THEIR DISCRETION ON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

To ensure timely receipt of your vote and to help the Company reduce costs, you are encouraged to submit your voting instructions by Internet or by telephone: simply follow the instructions on the reverse side of this card.

(CONTINUED AND TO BE VOTED, SIGNED AND DATED ON THE REVERSE SIDE)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

THE LISTED NOMINEES AND THE PROPOSAL HAVE BEEN PROPOSED BY THE COMPANY. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES LISTED AND “FOR” THE LISTED PROPOSALS.	Please mark here for address change or comments. See reverse side	☐

1.	ELECTION OF DIRECTORS:	For All	Withhold All	For All Except as Indicated to the Contrary

Nominees for election to the Board of Directors:		☐	☐	☐
Robert J. Amman, David Blair, Robert Guezuraga, Jay B. Hunt, Andrew E. Lietz, Bruce D. McMaster and Carl R. Vertuca, Jr.

(INSTRUCTIONS: To withhold authority to vote for any nominee(s), write the nominee’s(s’) name on the space provided below.)

2.	PRIVATE PLACEMENT	For	Against	Abstain

Proposal to approve, in accordance with Rule 4350(i) of the Nasdaq Stock Market, the potential issuance of more than 19.9% of the shares of the Company’s Common Stock (a)
upon conversion of the Series B-1 and Series B-2 Preferred Stock of the Company; (b) as

payment for dividends on the Series B-1 and Series B-2 Preferred Stock of the Company; and

(c) upon redemption of the Series B-1 and Series B-2 Preferred Stock of the Company, all
inaccordance with the Company’s Certificate of Designation of Series B Preferred Stock filed by the Company in connection with a March 2004 financing transaction in which the Company received gross proceeds of $61 million through the sale of its Series B-1 Preferred Stock and

Series B-2 Preferred Stock to eleven institutional investors.

		☐	☐	☐

3.	DIRECTORS EQUITY INCENTIVE PLAN	For	Against	Abstain

Proposal to approve the Company’s 2003 Directors Equity Incentive Plan.		☐	☐	☐

4.	RATIFICATION OF INDEPENDENT AUDITORS:	For	Against	Abstain

Proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors.		☐	☐	☐

The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting.

☐	I plan to attend the Annual Meeting

Please date this Proxy and sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If there is more than one trustee, all should sign. All joint owners should sign.

Date:
Signature

FOLD AND DETACH HERE

VOTE BY INTERNET OR TELEPHONE OR MAIL

24 HOURS A DAY, 7 DAYS A WEEK

INTERNET AND TELEPHONE VOTING IS AVAILABLE THROUGH 11:59 PM EASTERN TIME

THE DAY PRIOR TO THE MEETING.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked,

signed and returned your proxy card.

Internet http://www.eproxy.com/ddic Use the Internet to vote your proxy. Have your proxy card in hand when you access the website.	OR	Telephone 1-800-435-6710 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone, you do

NOT need to mail back your proxy card.

3